UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under §240.14a-12

Acadia Realty Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X] No fee required.

[ ] Fee paid previously with preliminary materials.

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2022

TO THE COMPANY'S SHAREHOLDERS:

Please take notice that the annual meeting of shareholders (the "Annual Meeting") of Acadia Realty Trust, a Maryland real estate investment trust (the "Company", “Acadia”, "we", "us" or "our"), will be held on Thursday, May 5, 2022, at 1:00 p.m., EDT time. This year's Annual Meeting will be a completely "virtual meeting" of shareholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/AKR22. Prior to the Annual Meeting, you will be able to authorize a proxy to vote your shares at www.proxyvote.com. The Annual Meeting will be held for the purpose of considering and voting upon:

1.	The election of nine Trustees to hold office until the next Annual Meeting and until their successors are duly elected and qualify;

2.	The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022;

3.

The approval, on a non-binding advisory basis, of the compensation of Named Executive Officers as disclosed in the Company's 2022 Proxy Statement in accordance with the compensation rules of the Securities and Exchange Commission; and

4.	Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Trustees of the Company recommends a vote "FOR" each of the nominees for election as a Trustee and “FOR” each of proposals 2 through 3. You should carefully review the accompanying Proxy Statement which contains additional information.

The Board of Trustees has fixed the close of business on March 8, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

By order of the Board of Trustees

Jason Blacksberg, Secretary

March 25, 2022

SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE VIRTUAL MEETING, ARE REQUESTED TO AUTHORIZE A PROXY TO VOTE THEIR SHARES ELECTRONICALLY VIA THE INTERNET OR BY COMPLETING AND RETURNING THE PROXY CARD, IF YOU REQUESTED PAPER PROXY MATERIALS. VOTING INSTRUCTIONS ARE PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, OR, IF YOU REQUESTED PRINTED MATERIALS, THE INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD AND INCLUDED IN THE ACCOMPANYING PROXY STATEMENT.

ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO THE MEETING, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE DURING THE MEETING. IT IS IMPORTANT THAT YOU VOTE YOUR COMMON SHARES. YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL MEETING VIA LIVE WEBCAST BY VISITING WWW.VIRTUALSHAREHOLDERMEETING.COM/AKR22, BUT YOU SHOULD SUBMIT A PROXY BY INTERNET OR MAIL PRIOR TO THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND.

ACADIA REALTY TRUST

411 THEODORE FREMD AVENUE, SUITE 300, RYE, NEW YORK 10580

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

May 5, 2022

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board of Trustees" or the "Board") of Acadia Realty Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of shareholders scheduled to be held on Thursday, May 5, 2022, at 1:00 p.m., EDT time, via live webcast at www.virtualshareholdermeeting.com/AKR22, or any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about March 25, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 5, 2022. This Proxy Statement and the Company's 2021 Annual Report to shareholders are available at www.acadiarealty.com/proxy.

The Company will bear the costs of the solicitation of its proxies in connection with the Annual Meeting, including the costs of retaining a third party that will assist the Company in preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, the Board of Trustees, officers and employees of the Company may solicit proxies in connection with the Annual Meeting by e-mail, telephone, personal interviews or otherwise. Trustees, officers and employees will not be paid any additional compensation for soliciting proxies. Arrangements have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of beneficial interest of the Company, (the "Common Shares") held of record by such persons or firms with their nominees, and in connection therewith, such intermediaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding the materials.

All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the specification thereon. If no specification is made, signed proxies will be voted "FOR" each of proposals 1 through 3 set forth in the Notice of Annual Meeting.

You may revoke your proxy and reclaim your right to vote:

•	by submitting a later-dated proxy either on the Internet or by telephone by following the instructions on your proxy or voting card;

•	electronically during the Annual Meeting at www.virtualshareholdermeeting.com/AKR22 when you enter your 16-Digit Control Number, which is available on your proxy card;

•	by submitting a later-dated written proxy to the address shown on your proxy or voting card; or

•

if you are a holder of record, by (i) delivering by mail to the Company's Corporate Secretary at or prior to the Annual Meeting an instrument revoking your proxy or (ii) delivering a subsequently dated proxy with respect to the same Common Shares to the Company’s Corporate Secretary at or prior to the Annual Meeting.

Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Corporate Secretary, Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580.

The Board of Trustees recommends a vote "FOR" each of the nominees for election as a Trustee and “FOR” each of proposals 2 through 3.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the close of business on March 8, 2022, the record date for the Annual Meeting, there were 93,618,738 Common Shares outstanding. Holders of Common Shares are entitled to one vote for each Common Share registered in their names on the record date. The Board of Trustees has fixed the close of business on March 8, 2022 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of Common Shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting.

The affirmative vote of a majority of all the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting at which a quorum is present is required for (i) the election of each Trustee, (ii) the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the year ending December 31, 2022, and (iii) the approval, on an advisory (non-binding) basis of a resolution approving the compensation of the Company's Named Executive Officers. With respect to any of the foregoing, an “affirmative vote of a majority of all the votes cast” means that the number of votes cast “for” such Trustee-nominee or proposal must exceed the number of votes cast “against” such Trustee-nominee or proposal. There is no cumulative voting in the election of Trustees.

With respect to a particular Trustee-nominee or proposal, holders of Common Shares may vote for or against such Trustee-nominee or proposal by marking "FOR" or "AGAINST," respectively, on their proxy. Alternatively, holders of Common Shares may abstain from voting on a particular Trustee-nominee or proposal by marking "ABSTAIN" on their proxy. Proxies marked "ABSTAIN" (or for which no vote is indicated) are included in determining the presence of a quorum for the Annual Meeting. Except with respect to broker non-votes, properly authorized proxies for which no vote is indicated are treated as votes cast and are voted in accordance with the recommendation of the Board of Trustees as set forth in this Proxy Statement. Proxies marked "ABSTAIN," on the other hand, are not treated as votes cast with respect to proposals 1-3 and thus are not the equivalent of votes for or against a Trustee-nominee or any of the other proposals, as the case may be, and will not affect the vote with respect to these matters.

A "broker non-vote" occurs when a nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Of the proposals to be voted upon at the Annual Meeting, the only vote that a nominee may cast without receiving instructions from the beneficial owner is the vote to ratify the appointment of the independent registered public accounting firm of the Company for the year ending December 31, 2022. Signed proxies returned without specific voting instructions will be voted "FOR" each of the nominees for election as a Trustee and “FOR” each of proposals 2-3.

MATTERS TO BE CONSIDERED AND VOTED ON AT OUR 2022 ANNUAL MEETING

Proposal	Board Recommendation	Page
Proposal No. 1:Election of Trustees	FOR each nominee	X
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2022	FOR	X
Proposal No. 3: Advisory (Non-Binding) Approval of Named Executive Officer Compensation	FOR	X

DETAILS REGARDING THE VIRTUAL ANNUAL MEETING

The Annual Meeting will be held online on Thursday, May 5, 2022, at 1:00 p.m., EDT time, via live webcast. Shareholders of record as of the close of business on March 8, 2022 will be able to attend, participate in, and vote at the Annual Meeting online by accessing www.virtualshareholdermeeting.com/AKR22 and following the log in instructions below. Even if you plan to attend the Annual Meeting online, we recommend that you authorize a proxy to vote your shares as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m., EDT. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our shareholders to log in and test the computer audio system. We encourage our shareholders to access the Annual Meeting prior to the start time.

Log in Instructions. To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/AKR22. Shareholders will need their unique 16-digit control number, which appears on the front of your voting instrument. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than April 29, 2022, so that you can be provided with a control number and gain access to the Annual Meeting. If, for any reason, you are unable to locate your control number, you will still be able to join the Annual Meeting as a guest by accessing www.virtualshareholdermeeting.com/AKR22 and following the guest log-in instructions; you will not, however, be able to vote or ask questions.

Submitting Questions at the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Availability of live webcast to team members and other constituents. The live audio webcast will be available to not only our shareholders but also to our team members and other constituents. Such constituents will be able to attend the virtual Annual Meeting by accessing www.virtualshareholdermeeting.com/AKR22 and following the guest log-in instructions; they will not, however, be able to vote or ask questions.

PROPOSAL 1 - ELECTION OF TRUSTEES

There are nine nominees for election as Trustees, each to serve for a one-year term, expiring at the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualify. Election of each Trustee requires the affirmative vote of a majority of all the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting.

The Company's Declaration of Trust provides that the Board of Trustees may be composed of up to a maximum of 15 members. The Board of Trustees currently consists of nine Trustees, each of whom serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. As stated elsewhere herein, the enclosed proxy will be voted “FOR” the election as a Trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as Trustees of the Company. Management believes that all of the nominees are willing and able to serve the Company as Trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the discretion and authority to vote or refrain from voting for other nominees in accordance with their discretion.

Trustee Independence

With eight independent Trustees out of nine, the Board has satisfied its objective that a majority of the Board should consist of independent Trustees. The Board of Trustees has affirmatively determined that each of Messrs. Crocker, Kellar, McIntyre, Spitz, Wielansky and Zoba, and Mss. Luscombe and Thurber is independent under the listing standards of the New York Stock Exchange. In determining this, the Board of Trustees considered, among others, transactions and relationships between each Trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board of Trustees has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange. Upon the election of all nominees, the Company will continue to meet the New York Stock Exchange requirement for a majority of independent Trustees serving on the Board of Trustees.

Nominees for Election as Trustees

The table below provides a summary of information about the nominees for election as Trustees of the Company:

				Committee Memberships
Name	Age	Trustee Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Investment/Capital Markets
Kenneth F. Bernstein	60	1998	No				X
Douglas Crocker II	81	2003	Yes		X	X	X(1)
Lorrence T. Kellar	84	2003	Yes	X	X
Wendy Luscombe	70	2004	Yes	X		X(1)
Kenneth A. McIntyre	61	2021	Yes			X
William T. Spitz	70	2007	Yes	X	X(1)		X
Lynn C. Thurber	75	2016	Yes	X (1)	X
Lee S. Wielansky	70	2000	Yes				X
C. David Zoba	70	2015	Yes			X	X

Notes:

(1) Chairman of the committee.

Kenneth F. Bernstein, age 60

Professional Experience: Mr. Bernstein has been Chief Executive Officer ("CEO") of the Company since January of 2001. He has been the President and a Trustee of the Company since August 1998, when the Company acquired substantially all of the assets of RD Capital, Inc. ("RDC") and affiliates. From 1990 to August 1998, Mr. Bernstein was the Chief Operating Officer of RDC. In such capacity, he was responsible for overseeing the day-to-day operations of RDC, its management companies, and its affiliated partnerships. Prior to joining RDC, Mr. Bernstein was an associate at the New York law firm of Battle Fowler, LLP. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law. Mr. Bernstein sits on the Board of Trustees of the International Council of Shopping Centers and served as its 2017/2018 Chairman. He has previously served as a co-chair of the Board of Governors for the National Association of Real Estate Investment Trusts ("NAREIT"), and currently serves as a Global Governing Trustee of Urban Land Institute ("ULI"). He is also a member of the World President’s Organization (YPO-WPO), where he was the founding chairman of the Real Estate Network and currently sits on the Board of Advisors. Mr. Bernstein is a member of the Board of Trustees of Golub Capital.

Trustee Qualifications: The Board believes Mr. Bernstein's qualifications to sit on the Board include his extensive real estate, management and board experience. Highlights of these qualifications include Mr. Bernstein's:

•
service as President and CEO of the Company for the past 20 years;
•
extensive network of contacts in the real estate industry and his leadership positions with various industry and business associations;
•
five years of experience as a real estate attorney;
•
eight years of experience as the Chief Operating Officer of a private real estate company; and
•
three years of experience as the Chief Operating Officer of a public real estate company.

Douglas Crocker II, age 81

Professional Experience: Mr. Crocker has been a Trustee of the Company since November 2003. Mr. Crocker has been the managing partner of DC Partners LLC since 2013. He was the Chief Executive Officer of Equity Residential, a multi-family residential real estate investment trust ("REIT"), from December 1992 until his retirement in December of 2002. During Mr. Crocker's tenure, Equity Residential grew from 21,000 apartments with a total market capitalization of $700 million to a $17 billion company with over 225,000 apartments. Mr. Crocker was also a former Managing Director of Prudential Securities, and from 1982 to 1992 served as Chief Executive

Officer of McKinley Finance Group, a privately held company involved with real estate, banking and corporate finance. From 1979 to 1982, Mr. Crocker was President of American Invesco, the nation's largest condominium conversion company, and from 1969 to 1979 served as Vice President of Arlen Realty and Development Company. He is a former member of the board of directors of the real estate investment trust Colony Capital, Inc. In addition, Mr. Crocker serves as a trustee of Milton Academy and the New Bedford Whaling Museum. Mr. Crocker has been a five-time recipient of Commercial Property News' Multifamily Executive of the Year Award, a three time-winner of their REIT Executive of the Year Award, a three-time winner of Realty Stock Review's Outstanding CEO Award, and received NAREIT's 2010 Edward H. Linde Industry Leadership Award. Mr. Crocker is also a member of the NACD.

Trustee Qualifications: The Board believes Mr. Crocker's qualifications to sit on the Board include his extensive CEO, board, financial and real estate experience. Highlights of these qualifications include Mr. Crocker's:

•
service as CEO of Equity Residential, a publicly traded REIT, for ten years;
•
past service on the audit committees of the boards of directors of a number of publicly traded companies; and
•
over 40 years of experience in the real estate industry.

Lorrence T. Kellar, age 84

Professional Experience: Mr. Kellar has been a Trustee of the Company since November 2003 and is an "audit committee financial expert" as that term is defined by the U.S. Securities and Exchange Commission ("SEC"). Mr. Kellar was Vice President at Continental Properties, a retail and residential developer from November 2002 until his retirement in November 2009. In 2021, he became a Director of Mobil Infrastructure Corporation, a publicly registered, non-listed company specializing in parking facilities. He recently retired as chairman of Multi-Color Corporation and also retired from the boards of Frisch’s Restaurant, Inc., and the Spar Group. Prior to joining Continental Properties in 2002, Mr. Kellar served as Vice President of Real Estate with Kmart Corporation from 1996 to 2002. From 1965 to 1996, Mr. Kellar served with The Kroger Co., the country's largest supermarket company, where his final position was Group Vice President of Finance and Real Estate. Mr. Kellar is also a member of the NACD.

Trustee Qualifications: The Board believes Mr. Kellar's qualifications to sit on the Board include his extensive real estate development, public company board, asset management and mergers and acquisitions experience, as well as financial expertise. Highlights of these qualifications include Mr. Kellar's:

•
over 40 years of real estate operating and development experience;
•
extensive experience managing financial functions, including general accounting, audit, finance, and treasury;
•
qualification as an "audit committee financial expert" as that term is defined by the SEC;
•
service on the boards of directors of nine public companies, including his service as the chair on two of those boards;
•
service as chair of both the City of Cincinnati and Kroger pension funds;
•
past service as chair of the Bartlett Management Trust mutual fund group; and
•
involvement in a number of mergers and acquisitions transactions while with Kroger, U.S. Shoe, BT Office Products International and Multi-Color Corporation.

Wendy Luscombe, age 70

Professional Experience: Ms. Luscombe has been a Trustee of the Company since May 2004. Ms. Luscombe has served on the boards of companies in the real estate, mutual fund, reinsurance and manufacturing industries in the US, Europe, and Bermuda. Ms. Luscombe has represented two of the largest European institutional investors in their US real estate and alternative asset strategies. For 11 years, she was CEO of a REIT sponsored by a UK pension fund. Ms. Luscombe is currently actively involved in pursuing her interests in information security, risk management and renewable energy. She has fulfilled the training requirements for CISSP (Certified Information Systems Security Professional) and is understanding renewable energy by living entirely off the grid on solar and geothermal energy sources.

Trustee Qualifications: The Board believes Ms. Luscombe's qualifications to sit on the Board include her extensive real estate operational background, CEO experience, asset management experience, extensive board service and strong corporate governance, information security and risk management background. Highlights of these qualifications include Ms. Luscombe's:

•
experience as the CEO of a public equity REIT in the United States for ten years;
•
experience as the CEO of a London-based urban renewal developer for two years;
•
experience as the chief investment officer in the United States for a foreign pension fund and a real estate advisor to a UK insurance company;
•
experience in a variety of real estate asset types throughout the world, including, among others, regional malls, community shopping centers and mixed use;
•
service as an independent director for over 35 years, including service on all board committees including audit, compensation, investment and nominating and corporate governance, including chairmanships of committees and service as co-lead director;
•
experience as one of the first governors of NAREIT;
•
successful launch of two successful contested REIT takeovers;
•
qualification as an "audit committee financial expert" as that term is defined by the SEC;
•
experience in risk management and information security; and
•
over 45 years of experience in the international real estate industry.

Kenneth A. McIntyre, age 61

Professional Experience: Mr. McIntyre has been a Trustee of the Company since March 2021. Mr. McIntyre has over 25 years of experience in the commercial real estate industry. He is the Chief Executive Officer of the Real Estate Executive Council (REEC), a trade association for minority executives in the commercial real estate industry, and the founder and Managing Principal of PassPort Real Estate, LLC, a New York-based consulting firm focused on commercial real estate, infrastructure and diversity. Mr. McIntyre previously served as the Executive Advisor for the Office of Diversity and Inclusion at the Port Authority of New York and New Jersey, and as the Executive Director for REAP (The Real Estate Associates Program), a non-profit that is focused on increasing the diversity of talent in the commercial real estate industry. Mr. McIntyre was a Senior Vice President and Head of Commercial Real Estate at Hudson City Savings Bank from May 2014 to May 2016. Prior to joining Hudson City Savings Bank, Mr. McIntyre was a Managing Director in MetLife’s Real Estate Investments Group, where he was also a voting member of the Investment Committee for Commercial Mortgages. Prior to joining MetLife, Mr. McIntyre held senior origination and relationship management roles at KeyBank, GE Capital, UBS and Chase. Mr. McIntyre is currently a member of the Board of Directors of Newmark Group, Inc. (Nasdaq: NMRK), where he serves as chairperson of the ESG Committee, and is a member of the Audit and Compensation Committees. Mr. McIntyre is also a member of The Real Estate Roundtable, where he serves on the Equity, Diversity and Inclusion Committee. Mr. McIntyre is also a Member of the Board of Governors for the Real Estate Board of New York. In addition, Mr. McIntyre serves on the Boards of the National Jazz Museum of Harlem, the Yorkville Youth Athletic Association, and R*E*N*T, and is a member of the Advisory Board for the Council of Urban Real Estate (CURE, f/k/a African American Real Estate Professionals of New York). Mr. McIntyre earned a B.S. in Economics with a concentration in Finance from Florida A&M University

Trustee Qualifications: The Board believes Mr. McIntyre's qualifications to sit on the Board include his executive, financial management, and board experience. Highlights of these qualifications include Mr. McIntyre's:

•
role as Chief Executive Officer of REEC;
•
former position as Head of Commercial Real Estate at Hudson City Savings Bank;
•
former position as Managing Director in MetLife’s Real Estate Investments Group;
•
service on numerous boards of directors, including another publicly traded real estate company;

•
previous service as Executive Advisor for the Office of Diversity and Inclusion at the Port Authority of New York and New Jersey;
•
current service as a member of ESG, Audit, and Compensation Board Committees of Newmark Group, Inc.; and
•
over 25 years of experience in the commercial real estate industry.

William T. Spitz, age 70

Professional Experience: Mr. Spitz has been a Trustee of the Company since August 2007. Mr. Spitz is a principal and past Director of Diversified Trust Company, a private wealth management trust company. He served as Vice Chancellor for Investments and Treasurer of Vanderbilt University, Nashville, Tennessee from 1985 to July 2007. As Vice Chancellor for Investments at Vanderbilt, Mr. Spitz was responsible for managing the University's $3.5 billion endowment. He was also a member of the Senior Management Group of the University, which is responsible for the day- to-day operations of the institution. During his tenure, the Vanderbilt endowment earned returns in the top 10% of a broad universe of endowments for multiple time frames. While at Vanderbilt, Mr. Spitz conducted asset allocation studies and implemented detailed investment objectives and guidelines, developed a comprehensive risk management plan, invested in approximately two hundred limited partnerships in five illiquid assets classes, selected new custodians for both the endowment fund and the University's charitable remainder trusts and implemented a more aggressive approach to working capital management which increased returns by 2% per annum. In addition, Mr. Spitz was also on the faculty of Vanderbilt University as Clinical Professor of Management at the Owen Graduate School of Management. He has also held various high-level positions with successful asset management companies and has served on the boards of several companies, including Cambium Global Timber Fund, The Common Fund, MassMutual Financial, and the Bradford Fund. He has also served on multiple advisory committees, including Acadia's Opportunity Fund Advisory Boards, on which he served from 2001 to July 2007. Mr. Spitz is a published author and frequent speaker at industry conferences and seminars.

Trustee Qualifications: The Board believes Mr. Spitz's qualifications to sit on the Board include his asset management experience as well as real estate development, board, fund, and REIT experience. Highlights of these qualifications include Mr. Spitz's:

•
former role as Vice Chancellor for Investments and Treasurer of Vanderbilt University for over 20 years;
•
former responsibilities managing Vanderbilt University's multi-billion dollar endowment fund;
•
high-level positions with successful asset management companies;
•
service on the boards of directors of several companies;
•
service on multiple fund advisory committees, including, previously, the Company's fund advisory boards;
•
involvement in numerous real estate development projects;
•
former position as director of a private REIT;
•
past service on the audit committee of MassMutual; and
•
qualification as a chartered financial analyst.

Lynn C. Thurber, 75

Professional Experience: Ms. Thurber has been a Trustee of the Company since March 2016. Ms. Thurber is past chairman (2007- 2017) of LaSalle Investment Management, a global real estate money management firm with over $55 billion of assets under management, investing in private real estate as well as publicly-traded real estate companies on behalf of institutional and individual investors. Prior to becoming chairman of LaSalle Investment Management, Ms. Thurber was the Chief Executive Officer of LaSalle Investment Management from March 2000 to December 2006 and co-president from December 1994 to March 2000. Prior to Alex Brown, Kleinwort Benson (“ABKB”) Realty Advisors’ merger with LaSalle Partners in 1994, Ms. Thurber was Chief Executive Officer of that company. Before joining ABKB in 1992, she was a principal at Morgan Stanley & Co. Ms. Thurber is a part-time employee of LaSalle Investment Management, an independent subsidiary of JLL Incorporated (NYSE:JLL) (2018-Present) for the purpose of serving as chairman of the board of JLL Income Property Trust, an SEC registered, non-traded REIT. Ms. Thurber earned an M.B.A. from Harvard Business School and an A.B. from Wellesley College. Ms. Thurber is a member of the board of Duke Realty Corporation. Ms.

Thurber is a trustee and a past global Chairman of ULI-Urban Land Institute. In addition, Ms. Thurber is currently a member of the Wellesley College Business Leadership Council and a member of the board of the Bitterroot Land Trust. Ms. Thurber was the 2013 recipient of the Landauer White award from the Counselors of Real Estate and the 2015 recipient of the Lifetime Achievement Award from the ULI District Council of Chicago.

Trustee Qualifications: The Board believes Ms. Thurber’s qualifications to sit on the Board include her extensive real estate investment, capital markets and board experiences. Highlights of these qualifications include Ms. Thurber's:

•
experience as CEO, Co-president or Chairman of real estate investment management companies for over 22 years;
•
extensive experience investing in and managing real estate properties, including retail shopping centers, neighborhood and community centers and mixed-use properties;
•
experience in investing and managing real estate in private fund entities on behalf of institutional investors for 26 years;
•
qualification as an "audit committee financial expert" as that term is defined by the SEC;
•
current service on one other public REIT board, one SEC registered non-traded REIT, and past service on numerous private real estate fund and company boards;
•
service on audit, finance, nominating and compensation committees of real estate company boards; and
•
over 40 years’ experience in the real estate industry.

Lee S. Wielansky, age 70

Professional Experience: Mr. Wielansky has been a Trustee of the Company since May 2000 and the Lead Trustee since 2004. Mr. Wielansky has been Chairman and Chief Executive Officer of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003. From November 2000 to March 2003, Mr. Wielansky served as Chief Executive Officer and President of JDN Development Company, Inc. and a director of JDN Realty Corporation through its merger with Developers Diversified Realty Corporation in 2003. He was also a founding partner and Chief Executive Officer of Midland Development Group, Inc. from 1983 through 1998 when the company sold its assets to Regency Centers Corporation. Mr. Wielansky is a member of the Board of Brookdale Senior Living and a member of the NACD.

Trustee Qualifications: The Board believes Mr. Wielansky's qualifications to sit on the Board include his real estate development, public company board, fund, asset management and CEO experience. Highlights of these qualifications include Mr. Wielansky's:

•
over 38 years of real estate development experience;
•
his role in developing over 150 shopping centers;
•
his service as Chairman and CEO of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003;
•
service on the boards of directors of four public companies, including one other current public company directorship;
•
service on compensation and audit committees;
•
current service as the Lead Trustee of the Company, a position he has held since 2004;
•
responsibility for the asset management of 100 properties, accounting for over 11 million square feet;
•
former position as CEO of JDN Development Company; and
•
former position as Senior Vice President and Director of Regency Centers.

C. David Zoba, age 70

Professional Experience: Mr. Zoba has been a Trustee of the Company since August 2015. Mr. Zoba retired on January 31, 2016 from his position as Senior Real Estate Strategy advisor for Gap Inc. that he held since 2015, after having served, since 2009, as Senior Vice President of Global Real Estate and Store Development for Gap Inc., the $15 billion retailer operating as Gap, Banana Republic, Old

Navy, Athleta, Intermix and Outlet Brands. Immediately prior to joining Gap, Inc., Mr. Zoba was Principal and Chief Operating Officer for Steiner + Associates, one of the country's most respected mixed-use retail developers. From November 2004 through April 2006, Mr. Zoba served as President and Chief Operating Officer of Premier Properties, a real estate development company. From 2001 through late 2004, Mr. Zoba worked for Galyan's Trading Company, Inc., where, as EVP, he helped create and launch a specialty sporting goods retailer that later became part of Dick's Sporting Goods. In the mid-1990s, Mr. Zoba was with The Limited (now L Brands) and served as Chief Transaction Attorney, and then expanded his responsibilities significantly to other areas during his seven years there. Mr. Zoba earned his undergraduate degree from Harvard University and attended the London School of Economics for graduate studies. Mr. Zoba has a Juris Doctorate from Case Western Reserve University Law School. Since July 2015, Mr. Zoba has been Chairman (Non-Executive), Global Retail Leasing Board, with Jones Lang LaSalle Incorporated. Mr. Zoba is also a past Trustee of the International Council of Shopping Centers and is a consultant to QC Terme (U.S.) Corp., an Italian based spa and wellness company on their expansion in North America. Mr. Zoba also serves on the Board of PF Baseline Fitness, a franchisee of Planet Fitness and on the Board of WhiteWater Express LLC.

Trustee Qualifications: The Board believes Mr. Zoba's qualifications to sit on the Board include his extensive retail, real estate and board experiences. Highlights of these qualifications include Mr. Zoba's:

•
management of real estate transactions and professionals for Gap Inc.'s 3,300 retail stores operating in 10 countries;
•
experience as a chief transaction attorney;
•
experience in growing retail brands in both North America and globally;
•
service on the boards of directors of several companies; and
•
experience in supporting the strategy and growth of the retail leasing business for global real estate services and consulting businesses.

Vote Required; Recommendation

The election to the Board of Trustees of each of the nine nominees will require the affirmative vote of a majority of all the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting.

The Board of Trustees unanimously recommends that the shareholders vote "FOR" the election of each of the nine nominees to the Board of Trustees.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted "FOR" the election of each nominee.

Because the election of nominees to the Board of Trustees is a non-routine matter under the listing standards of the New York Stock Exchange, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in "street name" are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see "Outstanding Shares and Voting Rights" above.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has appointed BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 and has directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm is not required by the Company's Declaration of Trust, Bylaws or otherwise. However, the Audit Committee is submitting the appointment of BDO USA, LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Notwithstanding the ratification of, or failure to, ratify the appointment, the Audit Committee of the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

Representatives of BDO USA, LLP, the Company's auditors for the fiscal year ended December 31, 2021, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions.

Vote Required; Recommendation

The affirmative vote of a majority of all the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Board of Trustees unanimously recommends that the shareholders vote "FOR" the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Unless otherwise indicated by a shareholder on a proxy, shares will be voted "FOR" such ratification. Because the ratification of BDO USA, LLP as our independent registered public accounting firm is a routine matter under the listing standards of the New York Stock Exchange, brokerage firms, banks, and other nominees who hold Common Shares on behalf of clients in “street name” may vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see "Outstanding Shares and Voting Rights" above.

PROPOSAL 3 – NON-BINDING ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), the Company is seeking a non-binding, advisory shareholder vote approving the compensation of Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules and as discussed in "Compensation Discussion and Analysis," the compensation tables and any related material. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's Named Executive Officers and the policies and practices described in this Proxy Statement.

The Board and management have thoughtfully designed the Company's executive compensation philosophy, policies and programs tailored with the understanding of the Company's business and the strategic mission of the Company.

The Compensation Committee's executive compensation objectives are as follows:

1.
Motivating the Company's Named Executive Officers to create maximum shareholder value.
2.
Providing incentives to the Company's Named Executive Officers that reward dedication, hard work and success.
3.
Providing a compensation program that ensures "pay for performance."
4.
Aligning the interests of the Company's Named Executive Officers and shareholders as closely as possible.
5.
Aligning the interests of the Company's Named Executive Officers and the Company's external fund investors as closely as possible.
6.
Creating the right mix of long-term incentives to motivate and to retain the Company's Named Executive Officers.
7.
Creating an incentive compensation program that can go beyond the Company's Named Executive Officers and be utilized throughout the organization.

Vote Required; Recommendation

The affirmative vote of a majority of all the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to approve the non-binding advisory resolution approving the Company's executive compensation program for Named Executive Officers as set forth in this Proxy Statement. Because the shareholder vote is advisory, the results will not be binding upon the Board. However, the Compensation Committee will take the outcome of the vote expressed by the shareholders into consideration for future executive compensation arrangements.

The Board of Trustees unanimously recommends that the shareholders vote "FOR" the approval, on a non-binding advisory basis, of the Company's compensation program for Named Executive Officers as set forth in this Proxy Statement.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted "FOR" the approval of the executive compensation.

Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in "street name" are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see "Outstanding Shares and Voting Rights" above.

BOARD OF TRUSTEES

Trustee Meetings and Attendance

During 2021, the Board of Trustees held six telephonic meetings, the Audit Committee held five telephonic meetings, the Compensation Committee held six telephonic meetings, the Nominating and Corporate Governance Committee held four telephonic meetings and the Investment/Capital Markets Committee held numerous telephonic discussions to discuss potential transactions. The Board of Trustees believes consistent attendance with a minimum of missed meetings is important in carrying out the responsibilities of being a Trustee. Trustee attendance for Board and committee meetings was 99%.

The Company does not have a formal policy requiring Trustees to be present at the Annual Meeting, although the Company does encourage their attendance. All of the Trustees virtually attended the 2021 Annual Meeting of Shareholders.

Board Leadership Structure

The Board's Lead Trustee and the Company's Chief Executive Officer generally provide leadership of the Board. The Company does not have a chairperson of the Board. Mr. Wielansky, an independent Trustee who serves as a member of the Investment/Capital Markets Committee, has been selected by the Board to serve as the Lead Trustee. The duties of the Lead Trustee include, without limitation, the following:

•
to chair and facilitate discussions among the independent Trustees;
•
to facilitate communication between the independent Trustees, the Chief Executive Officer and management;
•
to facilitate proper flow of information to the Board by reviewing the adequacy and timing of materials in support of management’s proposals;
•
to assist in the planning and preparation of meetings of the independent Trustees and meetings of the Board, including the preparation of the agendas for such meetings;
•
to ensure that members of the Board are contributing to Board discussions as needed;
•
to discuss committee structure, including assignments of members and committee chairpersons, with the Nominating and Corporate Governance Committee, as needed;
•
to be available to participate in any and all committee meetings, as needed;
•
to act, individually or in addition to other Trustees, as the spokesperson of the independent Trustees in matters dealing with external groups: shareholders, creditors, consumer groups, local communities, federal, state and local governments and the press, as appropriate; and
•
to carry out other duties as requested by the Chief Executive Officer and Board as a whole, depending on need and circumstances.

The Lead Trustee has final say on the agenda for all Board meetings.

The Chief Executive Officer presides over the regular meetings of the Board of Trustees, calling each meeting to order and leading the Trustees through the agenda items. The Lead Trustee presides over all meetings of non-management Trustees held in executive session. "Non-management" Trustees are all those who are not Company officers and include Trustees, if any, who are not "independent" by virtue of the existence of a material relationship with the Company (although all of the current non-management trustees are also independent). An executive session is held in conjunction with each regularly scheduled Board meeting and other executive sessions may be called by the Lead Trustee in his own discretion or at the request of the Board. The Lead Trustee's responsibilities are more fully described in the Company's Corporate Governance Guidelines, which are available on the Company's website at www.acadiarealty.com in the "Investors - Corporate Governance" section. Please note that the information on, or accessible through, the Company's website is not incorporated by reference in this Proxy Statement.

Because the Chief Executive Officer is the Trustee most familiar with the Company's business and industry and best equipped to effectively identify strategic priorities and lead the discussion regarding the execution of the Company's strategy, he usually leads discussion at Board meetings. Independent Trustees and management have different perspectives and roles in strategy development. The Company's independent Trustees bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that its leadership structure is appropriate because it results in an appropriate balance between independent leadership through the use of a Lead Trustee and strategic considerations, which result from the Chief Executive Officer leading the discussions on most Board topics.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Compensation, Nominating and Corporate Governance and Investment/Capital Markets Committees. Each committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

The functions of each committee, are detailed in its respective committee charter, which may be found, in addition to the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy, on the Company’s website at www.acadiarealty.com in the "Investors - Corporate Governance" section. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. Copies of these materials are also available to shareholders upon written request to the Company's Corporate Secretary, Acadia Realty Trust 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580.

Audit Committee

The Audit Committee has authority to engage the Company's independent registered public accounting firm and review the scope and results of the audit. The Audit Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Audit Committee's examinations and the choice of the Company's independent registered public accounting firm are reported to the full Board of Trustees. The Audit Committee includes no officers or employees of the Company or any of its subsidiaries.

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, each of whom is "independent," as defined by the listing standards of the New York Stock Exchange and at least one of whom is an "audit committee financial expert," as that term is defined by the SEC.

The following Trustees are members of the Audit Committee: Ms. Thurber (Chair), Ms. Luscombe, Mr. Spitz and Mr. Kellar. Mr. Kellar and Ms. Luscombe have served as members of the Audit Committee since 2004, Mr. Spitz was appointed a member in 2010 and Ms. Thurber has been on the Audit Committee since 2016. The Board has determined that each of these members meets the independence requirements for members of audit committees prescribed by the listing standards of the New York Stock Exchange. The Board has determined that Mr. Kellar, Ms. Luscombe and Ms. Thurber are each an "audit committee financial expert," as that term is defined by the SEC. See the biographical information in "PROPOSAL 1 - ELECTION OF TRUSTEES" for their relevant experience.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s incentive plan and recommending to the full Board the compensation of the executive officers of the Company. The Compensation Committee, either as a Committee or together with the other independent Trustees (as directed by the Board), is responsible for determining and approving the Chief Executive Officer's compensation level. In addition, the Compensation Committee evaluates the Chief Executive Officer's performance, coordinates and reviews the Company's succession plans related to the Chief Executive Officer and other executive officers and reports the status of such plans to the Board annually.

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two members, with all committee members being "independent" as defined by the listing standards of the New York Stock Exchange.

The members of the Compensation Committee during the last fiscal year were Messrs. Spitz (Chair), Kellar and Crocker and Ms. Thurber. Mr. Spitz and Mr. Crocker have served as members since 2007, Mr. Kellar has served as a member since 2004 and Ms. Thurber has served as a member since 2016. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. See "Acadia Realty Trust Compensation Committee Report" below.

For information relating to the compensation consultant hired by the Compensation Committee, see "Role of the Independent Compensation Consultant and Use of Peer Group Data" in "Compensation Discussion and Analysis" below.

Compensation Committee Interlocks and Insider Participation

During 2021, none of the Compensation Committee members (i) were officers or employees of the Company or any of its subsidiaries; (ii) were former officers of the Company or any of the Company's subsidiaries or (iii) had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of the executive officers of the Company served as:

•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, in an instance where one of such entities' executive officers served on the Compensation Committee;
•
a director of another entity, in an instance where one of such entities' executive officers served on the Compensation Committee; or
•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, in an instance where one of such entities' executive officers served as a Trustee of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and performance of the Board of Trustees and recommending nominees for Trustees and Board committee membership to the Board. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board changes in the Company's Corporate Governance Guidelines and overseeing the Company’s ESG efforts. The Nominating and Corporate Governance Committee Charter requires the Nominating and Corporate Governance Committee to be comprised of at least two members, each of whom is "independent" as defined by the listing standards of the New York Stock Exchange.

Members of the Nominating and Corporate Governance Committee during the last fiscal year were Ms. Luscombe (Chair), who has served since 2005, Mr. Crocker, who has served since 2005, Mr. Zoba who has served since 2015, and Mr. McIntyre, who has served since 2021. The Board of Trustees has determined that these members are independent within the meaning of the listing standards of the New York Stock Exchange.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for the Board of Trustees. All shareholder recommendations should be sent to the Company's Corporate Secretary at Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580, and should include all information relating to such person that is required to be disclosed in a proxy statement for the election of Trustees or is otherwise required pursuant to Regulation l4A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shareholders must also include the nominee's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected. Furthermore, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation is made must include their names and addresses as they appear on the Company's books, as well as the class and number of Common Shares of the Company that they beneficially own. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from Trustees, management, employees or outside consultants. The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation. The Committee received no shareholder recommendations for candidates for the Board of Trustees for this Annual Meeting. Under the Company's current Bylaws, if a shareholder wishes to put forward a nominee for Trustee, it must deliver notice of such nominee to the Company's Corporate Secretary not less than 120 days and no more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m.,

Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. See "Submission of Shareholder Proposals" below.

Trustee Qualifications and Review of Trustee Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Trustees regarding the size and composition of the Board. The Nominating and Corporate Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds and contains at least the required minimum number of independent Trustees. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company to execute its strategic plan and achieve its objectives. In the event the Nominating and Corporate Governance Committee determines that additional expertise is needed on the Board, or if there is a vacancy, the Nominating and Corporate Governance Committee expects to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Company's strategic plan can be summarized in the following broad categories:

•
Maintain a strong balance sheet;
•
Maintain a strong core portfolio;
•
Enhance the Company's external growth platform; and
•
Utilize its experienced management team.

In evaluating a Trustee candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company, including the knowledge, experience, integrity and judgment of the candidate; the potential contribution of the candidate to the diversity of experience, competencies, and backgrounds, including diversity with respect to race, gender, and geography, required by the Board; the candidate's ability to devote sufficient time and effort to his or her duties as a Trustee; independence and willingness to consider all strategic proposals and oversee the strategic direction of the Company; and any other criteria established by the Board, as well as other core competencies or technical expertise necessary to fill all of the committees of the Board. The Nominating and Corporate Governance Committee formally committed in its charter to seek to include candidates with a diversity of race, ethnicity, and gender in the pool from which it selects Trustee candidates.

The Nominating and Corporate Governance Committee will seek to ensure that each nominee meets the foregoing criteria and also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas:

•
General real estate experience;
•
Real estate investment experience;
•
Asset management experience;
•
REIT experience;
•
Financial expertise;
•
Real estate development experience;
•
Retail real estate expertise;
•
Public company board service;
•
Information systems security and cyber risk oversight;
•
Corporate governance expertise;
•
CEO experience;
•
Experience in risk management;
•
Experience in mergers and acquisitions; and

•
Experience in supporting strategy and growth of the retail leasing business.

Investment/Capital Markets Committee

The Investment/Capital Markets Committee (the "Investment Committee") has been established for the primary purpose of (i) screening all transactions that are within certain defined pre-approval limits to ensure such transactions are within such limits, (ii) acting as the pricing committee for all equity offerings and (iii) for other investments and capital market transactions, exercising such authority as is given to it from time to time by the Board of Trustees.

The Investment Committee Charter requires that it be comprised of at least three members, each of whom is "independent" as defined by the listing standards of the New York Stock Exchange. The Investment Committee Charter also provides that Company's Chief Executive Officer is a member of the Investment Committee by virtue of his executive position. Messrs. Crocker (Chair) and Wielansky have served as the members of the Investment Committee since the 2004 Annual Meeting, Mr. Spitz has served since 2007 and Mr. Zoba has served since November 2015. The Board of Trustees has determined that Messrs. Crocker, Wielansky, Spitz and Zoba are "independent" within the meaning of the listing standards of the New York Stock Exchange.

CORPORATE GOVERNANCE HIGHLIGHTS

WHAT WE DO

The Company regularly monitors developments in the area of corporate governance and seeks to enhance the Company's corporate governance structure based upon a review of new developments and recommended best practices, taking into account investor feedback. We believe that sound corporate governance strengthens the accountability of our Board and management, and promotes the long-term interests of our shareholders. Below are the highlights of our independent Board and leadership practices:

•
Opt-out of Board Self-classification Provisions of Subtitle 8. We have opted out of the provisions of Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act, or MUTA), the effect of which is that the Company is prohibited, without the approval of shareholders, from classifying the Board, and the Company may only opt back into such provisions with the affirmative vote of a majority of votes cast by shareholders.
•
No Poison Pill. No Shareholder Rights Plan in effect.
•
Annual Election of Trustees. Our Board consists of a single class of Trustees who stand for election at each annual meeting.
•
Majority Voting Standard for Trustees with Trustee Resignation Policy. Our Bylaws include a majority voting standard for the election of Trustees in uncontested elections. Any incumbent Trustee who fails to receive the required vote for re-election must offer to resign from our Board of Trustees.
•
Independent and Diverse Board. We seek to maintain a diverse Board primarily comprised of independent Trustees who represent a mix of varied experience, tenure, skills and backgrounds, including diversity with respect to race, gender and geography, to ensure a broad range of perspectives is represented. We appreciate the value of Board diversity because Trustees with varying perspectives and cultural backgrounds improve the quality of dialogue and strengthen decision-making by the Board. In 2021, our Nominating and Corporate Governance Committee formally committed in its charter to seek to include candidates with a diversity of race, ethnicity and gender in the pool from which it selects Trustee candidates. Currently eight of our nine Trustees are independent, including two gender diverse Trustees and one racially and ethnically diverse Trustee, reflecting our continued commitment to creating a balanced Board. All members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.
•
Executive Sessions of our Board. An executive session of independent Trustees is held at each regularly-scheduled Board meeting.
•
Lead Trustee. Our Lead Trustee ensures strong, independent leadership and oversight of our Board of Trustees by, among other things, presiding at executive sessions of the non-management Trustees.
•
Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board as a whole, the committees of the Board and each Trustee individually.
•
Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

•
Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.
•
Code of Ethics. A robust Code of Business Conduct and Ethics is in place for our Trustees, officers and employees.
•
Clawback Policy. Our Board has voluntarily adopted a formal clawback policy that applies to cash and equity incentive compensation.
•
Anti-Hedging and Anti-Pledging. Our Trustees, officers and employees are subject to anti-hedging and anti-pledging policies.
•
Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes for shareholder consideration and vote.
•
Environmental, Social and Governance (“ESG”). We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our shareholders.
•
ESG Oversight. Our Nominating and Corporate Governance Committee oversees our ESG efforts. As tasked in its charter, our Nominating and Corporate Governance is responsible for periodically reviewing our Company’s ESG strategy, practices and policies, and receives updates from management regarding our ESG activities. The Nominating and Corporate Governance Committee reports to our Board on our ESG strategy, practices and policies for further discussion and evaluation by the Board, as needed and appropriate.
•
No Over-boarding. Our Corporate Governance Guidelines limit Trustee membership on other public company boards subject to discretion of our Board.
•
Shareholder-requested Meetings. Our Bylaws permit shareholders to call a special meeting.
•
Whistleblower Policy. Our Board of Trustees has adopted a “whistleblower” policy.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) ACHIEVEMENTS AND INITIATIVES

We believe that responsible environmental and social stewardship and ethical corporate governance are an essential part of our mission to build a successful business and create long-term value for our Company and our stakeholders. We have established both ESG and human rights policies. We have a multi-disciplinary ESG Committee, including several senior executives, steering our ESG Program, which is overseen by our Nominating and Corporate Governance Committee. Below are select achievements and initiatives of our ESG Program that illustrate our commitment to ESG principles.

REPORTING

We are committed to providing transparency and quantitative reporting around our ESG performance. Our ESG strategy, qualitative and quantitative goals, and performance are described in more detail in our annual Corporate Responsibility Report which can be found on our website at https://www.acadiarealty.com/sustainability/environmental. In 2021, we expanded the alignment of our Corporate Responsibility Report with the TCFD and SASB reporting frameworks. Please note that the information on, or accessible through, the Company’s website is not incorporated by reference in this Proxy Statement.

Environmental SUSTAINABILITY

We are committed to understanding the environmental impact of our operations and promoting environmental sustainability while maintaining high standards for our Company and our stakeholders. We have undertaken numerous green initiatives, including the following:

•
LED Lighting and Smart Lighting Controls. Since 2014, we have been upgrading lighting within the parking lots and common areas of our properties to high efficiency LED lighting and installing smart lighting controls to ensure lights are on only when necessary. All existing properties and newly purchased assets are evaluated to determine their suitability for such upgrades. LED lighting and smart lighting controls upgrades are expected to reduce the energy consumption and operational costs of our properties.

•
Sustainable Transportation/Electric Vehicle Charging Stations. Many of our properties are in mixed-use, urban centers that are highly walkable or bikeable and provide access to public transit and bike racks on site. In locations where personal vehicles are utilized, we seek to provide charging stations for electric vehicles (“EVs”) and priority parking for fuel-efficient vehicles and/or carpools. We recognize the shift in personal vehicle transportation towards EVs and its positive impact on reducing greenhouse gas emissions. We expect EV charging stations to be an important amenity for our tenants and their employees and customers in the years to come.
•
Green & Renewable Energy. While we prioritize minimizing our energy consumption, for the consumption we cannot reduce, we are expanding the procurement of green energy throughout our portfolio. In addition, we are actively evaluating the installation of solar projects and battery storage at select locations within our portfolio, which would promote renewable energy while providing our properties with an additional income stream from project leases.
•
Climate Change. We are aware of the risk climate change presents to real estate investments generally and of the importance of developing a resilient portfolio in this regard. For standing investments, we analyze climate-related risks and we consider any identified risks as part of our Enterprise Risk Management and budgeting and capital improvements processes. We also assess climate-related risks alongside other risks as part of the due diligence process for acquisitions. Understanding the climate change risk in our portfolio enables us to implement mitigation measures, such as increased insurance and physical measures such as flood barriers and waterproofing systems, as necessary. We are disclosing climate risks in line with the Task Force on Climate-Related Financial Disclosures (TCFD).
•
Water Conservation. We recognize the importance of reducing water consumption to mitigate burdens on the water supply and municipal wastewater systems, as well as to reduce the costs of operating our properties. Our water management program focuses on monitoring and reducing common area water consumption, while encouraging best water management practices by our tenants. A majority of our properties benefit from the use of a landscape design focused on drought-resistant, native, pollinator-friendly plants that save water. For locations with irrigation, we aim to use smart irrigation systems and utilize apps to remotely control the systems with features like rain sensors and real-time controls. Through the use of submeters at our properties, we provide our tenants with visibility into their water consumption and financial incentives to decrease such consumption, thereby guiding our tenants towards sustainable practices and operational cost savings.
•
Green Leases. Our standard form of retail lease includes “green” language to align tenant and landlord interests in promoting the sustainability of our properties.
•
Data Collection, Management & Goal Setting. We managed our energy and water data through U.S. EPA Energy Star Portfolio Manager to make strategic decisions around reduction in consumption at our assets, to set targets and meet our goals.
•
Corporate Office Initiatives. Our sustainable practices extend to our corporate offices where we have adopted energy reduction, waste management and water conservation initiatives. These initiatives include, for example, installing LED lighting and automatic occupancy sensors for lighting and equipment, recycling programs, implementing electronic communication systems for tenant billing, and using low-flow faucets. Our corporate headquarters are easily accessible by public transit due to their close proximity to two train stations, helping to reduce air pollution and greenhouse gas emissions from employee travel. As a result of sustainability efforts made at our corporate headquarters, we were awarded the Outstanding Achievement in Land Use Award by the Green Business Partnership in 2019.

SOCIAL

•
Diversity, Equity and Inclusion (DEI). DEI are fundamental values of our business. We believe that our potential for success is maximized by having a diverse workforce that is reflective of our society and the communities we serve. As of December 31, 2021, gender diverse employees represent 55% of our employees and 30% of our management-level positions, and racially and ethnically diverse employees represent 24% of our employees and 22% of our management-level positions. As of the date of this proxy statement, 33% of our Board of Trustees represents gender, racial and/or ethnic diversity. Led by our DEI Steering Committee, our DEI Program is focused on fostering a professional environment that fully embraces individuals with varied backgrounds, cultures, races, identities, ages, perspectives, beliefs, and values. The four pillars of our DEI Program are awareness, acknowledgment, acceptance and advancement, and a key part of our mission is to raise awareness of systemic inequities and promote initiatives to dismantle any such inequities. Through education and awareness – including compulsory unconscious bias training for all employees – we are working to establish a corporate culture that is characterized by respect and acceptance. In 2021, our DEI Steering Committee hosted regular awareness and education forums on DEI topics related to inclusion, women in the workplace and diversity initiatives. We believe that we have an individual and institutional responsibility to observe, promote and protect DEI principles. As part of our commitment to promoting DEI principles, we signed the CEO Action for Diversity & Inclusion pledge in 2020.

•
Human Capital Management. We are also committed to the ongoing development and execution of our human capital plan, which seeks to foster a workplace where our employees are treated fairly and are highly motivated to succeed. We were certified as a “Great Place To Work” March 2021-March 2022 by the Great Place to Work Institute, Inc. Through our human capital plan, we promote wellness initiatives, educational programs and leadership training. Our corporate wellness program advocates and provides resources regarding nutrition, exercise, mental health and workplace ergonomics. In 2020, our wellness program adjusted to meet the shifting needs of our employees during the COVID-19 pandemic. We moved certain wellness initiatives online via Zoom, including virtual happy hours and mindfulness sessions to protect and promote our employees’ health and wellbeing. We embrace diversity and are committed to providing equal employment opportunities without regard to any actual or perceived characteristic protected by applicable local, state or federal laws, rules or regulations.
•
Health, Safety and Wellbeing. The health and well-being of our tenants and their employees and customers are important to us. Recognizing the impact of the COVID-19 pandemic on our communities, we have engaged in various philanthropic and community-focused activities, such as sponsoring meals for frontline workers, donating space at our properties for the collection and distribution of personal protective equipment for frontline workers, and making a financial contribution to a public New York City hospital. In addition, we have worked with our tenants throughout the pandemic to offer assistance, accommodating requests for modifications to lease terms, as appropriate, outdoor seating and curbside pick-up areas, and launching a tenant resource website to provide information and support.
•
Community. As a proud member of the communities where our properties and offices are located, we happily donate our time, money and the use of our properties to local community groups and events.
•
Human Rights. We follow the UN Guiding Principles on Business and Human Rights and we support the Universal Declaration of Human Rights.

Governance

We are dedicated to maintaining a high standard for corporate governance predicated on integrity, ethics, diversity and transparency. All of our board members stand for re-election every year. We seek to maintain a diverse Board primarily comprised of independent Trustees who represent a mix of varied experience, backgrounds, tenure and skills to ensure a broad range of perspectives is represented. In 2021, our Nominating and Corporate Governance Committee formally committed in its charter to seek to include candidates with a diversity of race, ethnicity and gender in the pool from which it selects Trustee candidates. As of the date of this proxy statement, two of our eight independent Trustees represent gender diversity and one independent Trustee represents racial and ethnic diversity.

Additionally, we regularly monitor developments in the area of corporate governance and seek to enhance our corporate governance structure based upon a review of new developments and recommended best practices, taking into account investor feedback. We believe that sound corporate governance strengthens the accountability of our Board and management and promotes the long-term interests of our Company and shareholders. Refer to page 16 for an outline of our governance highlights.

Our Corporate Governance Guidelines and associated policies mandate an elevated level of excellence from our Company, our Board and management. Through transparency, alignment of interests, and removal of potential conflicts of interests, we ensure that our decisions and actions advance the interests of our Company, shareholders, employees and other stakeholders.

Shareholder Outreach

Our Board and senior management believe that engaging in shareholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach on issues of importance to investors and continually seek to understand better the views of our investors. Our senior management team engages with our shareholders throughout the year in a variety of forums and discusses, among other things, our business strategy and overall performance, executive compensation program and corporate governance.

Communication with Trustees

You may communicate directly with the Board of Trustees by sending correspondence to the Company's Corporate Secretary at Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board, the independent Trustees or an individual Trustee received by the Corporate Secretary will be promptly forwarded to the intended recipients in accordance with the sender's instructions.

Risk Oversight

The entire Board and each of its committees are involved in overseeing risk associated with the Company.

Financial and Accounting

The Board and the Audit Committee monitor the Company's financial and regulatory risk through regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent registered public accounting firm, the Audit Committee discusses the scope and plan for the internal audit and the audit conducted by the independent registered accounting firm, and includes management in its review of accounting and financial controls and assessment of business risks.

Governance and Succession

The Board and the Nominating and Corporate Governance Committee monitor the Company's corporate governance policies and procedures by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company's compensation policies and related risks by regular reviews with management and the Committee's outside advisors.

Cyber Security

Cyber security is an integral part of the Board’s and the Audit Committee’s risk analysis and discussions with management. The Company prides itself on protecting the private and sensitive information of its stakeholders. Those who engage with the Company’s technological systems are required to help safeguard the information from unauthorized disclosure, including phishing and hacking. While the Company attempts to mitigate cyber security risks by employing a number of measures, including a dedicated information technology team, employee training and background checks, comprehensive monitoring of the Company’s networks and systems and maintenance of backup systems and redundancy along with purchasing available insurance coverage, the Company’s systems, networks and services remain potentially vulnerable to advanced threats.

Compensation

As part of its oversight of the Company's executive compensation program, the Compensation Committee considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

Code of Business Conduct and Ethics

The Board adopted a Code of Business Conduct and Ethics, which governs business decisions made, and actions taken by, our Trustees, officers and employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.acadiarealty.com under the heading “Investors” and subheading “Corporate Governance”. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our Trustees and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

MANAGEMENT

Executive Officers

The executive officers of the Company as of the date of this Proxy Statement are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires
Kenneth F. Bernstein	60	Trustee, Chief Executive Officer and President	1998	2022
John Gottfried	50	Executive Vice President and Chief Financial Officer	2016	-
Joseph Napolitano	57	Senior Vice President and Chief Administrative Officer	1998	-
Jason Blacksberg	46	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary	2014	-

Kenneth F. Bernstein – biographical information with respect to Mr. Bernstein is set forth under "PROPOSAL 1 - ELECTION OF TRUSTEES," above.

John Gottfried, age 50, joined the Company in June 2016 as Chief Financial Officer. Mr. Gottfried is responsible for all accounting, financial reporting, budgeting/forecasting, real estate finance, capital market activities, tax and treasury functions. Mr. Gottfried joined the Company after 18 years at PwC, where he was a Partner and most recently served as the assurance leader of PwC’s New York City Real Estate practice. He earned a Bachelor of Science degree in Business Administration from the University of Dayton and is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Joseph Napolitano, age 57, has been Senior Vice President and Chief Administrative Officer of the Company since April 2007. He is accountable for managing the Company’s property management, human resources, marketing and information technology disciplines. Mr. Napolitano has been with the Company since January 1995, and has 35 years of real estate experience. Mr. Napolitano has a bachelor’s degree in Business Administration from Adelphi University, is a Master Human Capital Strategist (MHCS) as certified by the Human Capital Institute, is a Certified Property Manager (CPM) by the Institute of Real Estate Management, and is a Real Property Administrator (RPA) certified by the Building Owners and Managers Institute International. Mr. Napolitano is also a board member for DDI (Developmental Disabilities Institute), a non-profit, multi-site agency serving the special needs of children with Autism and other developmental disabilities.

Jason Blacksberg, age 46, has been Senior Vice President and General Counsel for the Company since May 2014, as well as Chief Compliance Officer and Corporate Secretary since 2016. He was promoted to Chief Legal Officer in January 2022. He also maintains oversight of the Company’s ESG program. He is accountable for leading and executing the Company’s legal strategy and affairs. Prior to joining the Company, Mr. Blacksberg was Senior Vice President of Investments & Assistant General Counsel at the Trump Organization. Prior to joining Trump, Mr. Blacksberg was an Associate at the law firm of Davis Polk & Wardwell. Mr. Blacksberg began his legal career as a law clerk to Chief Judge Marilyn Huff in the U.S. District Court, Southern District of CA. He received his law degree from Georgetown University Law Center and his bachelor's degree from the University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

The "Compensation Discussion and Analysis" section of this Proxy Statement presents the detailed compensation arrangements for the Company's named executive officers ("NEOs") for fiscal year 2021, which were determined by the Compensation Committee. For the fiscal year ended December 31, 2021, the Company's NEOs and their titles were as follows:

•
Kenneth F. Bernstein - President and Chief Executive Officer ("CEO");

•
John Gottfried - Executive Vice President and Chief Financial Officer ("CFO");

•
Jason Blacksberg - Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary (“CLO”);

•
Christopher Conlon – Former Executive Vice President and Chief Operating Officer ("COO"), who resigned from his position with the Company effective February 11, 2022; and

•
Joseph Napolitano - Senior Vice President and Chief Administrative Officer ("CAO").

Our Distinctive Business Model

We are an equity REIT focused on delivering long-term, profitable growth via our dual – core and opportunity fund – platforms. We accomplish this goal by building a best-in-class, location-driven core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors, including those in New York, Chicago, Los Angeles, San Francisco, Washington DC, and Boston. We also manage opportunistic and value-add investments through our series of discretionary, institutional funds.

The Company attributes its success to its distinctive business model and to its uncompromising commitment to three core attributes:

1.

Stay focused. The Company executes its strategy by focusing on four key business strengths: enhancing its core portfolio, maintaining a strong balance sheet, launching profitable external growth initiatives and energizing the Acadia team.

2.

Maintain discipline. The very nature of the Company's business is long-term, with horizons measured in years, not quarters. The Company waits patiently for the right opportunities to present themselves and makes strategic decisions that are driven by its commitment to sustain growth over the long term.

3.

Provide value. The Company believes that the value it consistently creates and delivers is one of the attributes most admired by its varied constituency, consumers who shop in its centers, retailers who lease its properties, loyal shareholders who rely on its expertise, its business partners and the talented employees who are the face of Acadia.

2021 Performance Highlights

In 2021, we delivered strong performance while at the same time continued to successfully navigate the ongoing impact of the pandemic on our operations and assets. Our 2021 financial and operational performance was highlighted by significant growth including:

FFO per Share Growth (as adjusted) 8%	Core Leased Rate 93.2%	Total Shareholder Return 58.4%	Same-Store NOI Growth 1.5%
Year-Over-Year	As of December 31, 2021	In 2021	Full Year 2021 (5% In The 2nd Half of 2021)

Refer to pages 50 and 51 of the Company’s Form 10-K as filed with the SEC for the fiscal year ended December 31, 2021 for reconciliations of net income to Same-Store NOI Growth and FFO per Share, respectively.

In addition to the key performance highlights listed above, other key performance indicators of our 2021 success includes:

Strategic Transactions

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Closed on $84.1 million of acquisitions in our Core Portfolio
•
Closed on $165.4 million in Fund V acquisitions
•
Opportunistically sold freestanding property in Bloomfield NJ at a cap rate of 4.5% and used proceeds to pay down debt

Balance Sheet

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Raised gross proceeds of $114.5 million at an average gross issuance per share price of $22.50 through the at-the-market equity program
•
Increased liquidity with new $700 million unsecured credit facility
•
Lower Debt to Market Capitalization of 36% (as compared to 47% at year-end 2020)
•
Lower Net Debt to Adjusted EBITDA – Core Portfolio of 6.2x (as compared to 6.5x at year-end 2020)
•
Paid quarterly dividends of $0.15 per share (which was increased by 20% to $0.18 in February 2022)

2021 Compensation Highlights

The Company's success depends on developing, motivating and retaining executives who have the skills and expertise to lead a REIT that uses both a traditional core portfolio and a fund platform. Our executive compensation program supports this business model and aligns management’s interests with its shareholders and fund investors. We believe our compensation program demonstrates a strong pay-for-performance alignment that is consistent with value being created for shareholders given that:

•
Pay-for-Performance Alignment – Our incentive programs are based on challenging goals and are subject to meaningful changes in payout levels depending on our annual and long-term performance results. Over the past three years, our CEO’s annual cash incentives have paid out between 85% to 142% of target and our performance-based long-term incentives for our NEOs have been earned between 0% and 100% of units granted.
•
2021 Annual Incentive Highlights – For 2021, we used a formulaic cash bonus that was based 60% on corporate financial metrics, 20% on the achievement of other strategic corporate objectives and 20% on individual performance that resulted in above target payouts following our strong 2021 financial results that exceeded expectations.
•
Performance-Based LTI Awards Highlights – Our 2021 operations improved significantly from 2020, but nonetheless the retail sector continues to face headwinds. While in 2021, we generated a positive return of +58.4% for our shareholders, our stock price has not yet fully recovered from the impact of the pandemic. In accordance with our pay for performance philosophy, our NEOs compensation is materially impacted by our long-term TSR performance and as a result, our executives forfeited significant value and no replacement awards were granted. The 2019 performance-based LTI programs concluded with $0 earned.
•
Significant Alignment with Stakeholders – Most of the compensation paid to our executives is in the form of equity awards subject to five-year vesting periods (including approximately 85% of our CEO’s compensation) tying the majority of executive pay to the Company’s long-term Total Shareholder Return (“TSR”) performance.
•
50% of total award granted is in time-based LTIP Units that vest ratably over a five-year period based on continued service, which is significantly longer than the average 3-year period used in the REIT industry. Additionally, our CEO is subject to an additional 2-year post-vesting holding period on all time-based and performance-based LTIP Units (both grants made in 2020 and 2021).
•
50% of total award granted is in performance-based LTIP Units that only vests if relative TSR goals are achieved. Any earned performance-based LTIP Units are not fully vested until two years following the end of the performance period to further promote retention.
•
We also maintain the long-term incentive alignment program to ensure alignment with our fund investors, which is based on the fundamental principle that participants should only realize value if a particular fund has achieved significant success by generating more than a 6% per annum preferred rate of return on its portfolio of investments and typically involves value creation over a seven- to ten-year period.
•
Commitment to Strong Governance – We are committed to maintaining strong governance features that effectively provide risk oversight of our compensation structure including:

•
Clawback policy for executive officers
•
Share ownership requirements, including 10x base salary for our CEO
•
Anti-hedging and anti-pledging policies
•
Long-term vesting requirements on equity awards
•
Post-vesting holdings requirements for CEO equity awards
•
Caps on annual cash awards and equity award payouts
•
Multiple performance factors tied to our overall business strategy
•
Range of payouts (not all-or-nothing)

Shareholder Say-on-Pay Vote

At the 2021 Annual Meeting, the Company’s shareholders approved, on a non-binding advisory basis, the Company’s executive compensation plan with an affirmative vote of approximately 91.6% of the votes cast on the matter, which the Company believes affirms strong shareholder support of its executive compensation program. The Compensation Committee is committed to reviewing the results of the advisory say-on-pay vote, market practices and governance standards on an annual basis and making changes as appropriate.

Compensation Program Objectives

Our executive compensation program is designed to help the Company achieve the objectives that are reflected in the Compensation Committee's Charter that is available on the Company's website at www.acadiarealty.com in the "Investors - Corporate Governance" section. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. The Compensation Committee's executive compensation objectives for NEOs are as follows:

•
Motivating the Company's NEOs to create maximum shareholder value.

•
Providing incentives to the Company's NEOs that reward dedication, hard work and success.

•
Providing a compensation program that ensures "pay for performance".

•
Aligning the interests of the Company's NEOs and shareholders as closely as possible.

•
Aligning the interests of the Company's NEOs and the Company's external fund investors as closely as possible.

•
Creating the right mix of long-term incentives to motivate and retain the Company's NEOs.

•
Creating an incentive compensation program that can go beyond the Company's NEOs and be utilized throughout the organization.

How We Determine Compensation

The following sections describe the components of the Company's executive compensation program and the process for determining the compensation of the NEOs. The process includes input from the CEO (except with respect to his own compensation), the Compensation Committee and the Board of Trustees and an objective review of the Company's performance, the individual NEOs performance and the performance of the business unit that reports to each individual NEO. For a discussion of compensation for the members of the Board of Trustees, see "Board of Trustees Compensation" below.

Compensation Committee	CEO and Company Management	Compensation Consultant
•
Exercises independent discretion with respect to executive compensation matters
•
Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs
•
Recommends individual targets and actual compensation for the executive officers
•
Evaluates performance, determines, and approves compensation levels for the CEO
• CEO provides input on individual performance and results against key business goals • Provides additional information as requested by the Compensation Committee
•
Advises the Compensation Committee on competitive benchmarking on pay levels, practices, and governance trends
•
Assists with peer group selection and analysis
•
Reviews and advises on recommendations, plan design and establishing incentive plan goals

Role of the Compensation Committee

The Compensation Committee recommends compensation for our NEOs to the full Board and consists of four independent Trustees. The purposes and responsibilities of the Compensation Committee include the following:

•
Determine and approve (on its own or together with other independent Trustees) the CEO’s compensation level, as well as evaluate the CEO’s performance;

•
Make recommendations to the Board with respect to the compensation of the executive officers other than the CEO; and

•
Coordinate and review the Company’s succession plans related to the CEO and other executive officers.

Role of Management and the Chief Executive Officer in Setting Executive Compensation

On an annual basis, the Compensation Committee considers market competitiveness, business results, experience and individual performance when evaluating executive compensation. The process includes input from the CEO (except with respect to his own compensation), including recommending for Compensation Committee approval the financial performance goals for annual incentives. Targets are set in order to drive both annual performance and long-term value creation for shareholders. The CEO is subject to the same financial performance goals as other executives, all of which are approved by the Compensation Committee. Upon the recommendation of the Compensation Committee, all final decisions affecting executive compensation are made by the entire Board of Trustees.

Role of the Independent Compensation Consultant

In 2021, the Compensation Committee engaged the services of an outside independent compensation consultant, Ferguson Partners Consulting (“FPC”), to assist it in evaluating the compensation program and determining the appropriate amounts, types and mix of compensation for executive officers in order to achieve the overall objectives as described above. FPC assisted the Compensation Committee in formulating plans for 2022 as well as making decisions with respect to year-end 2021 compensation. The Compensation Committee has the sole authority to retain and terminate the independent compensation consultant and approve fees and other engagement terms. The Compensation Committee has determined FPC is independent from management based upon the consideration of the final rules adopted by the SEC to implement Section 952 of the Dodd-Frank Act.

Use of Peer Group Data

Each year, we review the peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In assessing our peer group, FPC prepared for the Compensation Committee a peer group using the following selection criteria:

•
Retail property focus (shopping centers and regional malls); and

•
Companies that are approximately no less than one-third (1/3) and no more than 3x the size of the Company in terms of implied market capitalization or total capitalization, and (to a lesser extent) evaluated companies’ number of properties and number of employees in evaluating the size and scope of operations.

Based on this assessment, we revised our peer group to remove National Retail Properties, Inc., Urstadt Biddle Properties, Inc., Washington Prime Group Inc., and Weingarten Realty Investors, whose relative size was no longer an appropriate comparisons, and added Agree realty Corporation, Macerich Company, and Phillips Edison & Company whose portfolios include shopping center assets within an appropriate relative size range on an implied equity market capitalization, total capitalization, and on own properties with comparable tenants. For 2021, our executive compensation peer group consisted of the following 14 companies (which peer group the Company carefully selected to include the most similar competitors based on size and asset holdings, so that comparisons of our compensation structure to such peers would be meaningful):

2021 Peer Group
Agree Realty Corporation	Retail Properties of America
Brixmor Property Group Inc.	RPT Realty
Kite Realty Group Trust	Seritage Growth Properties
Macerich Company	SITE Centers Corp.
Pennsylvania Real Estate Investment Trust	Spirit Realty Capital, Inc.
Phillips Edison & Co., Inc.	Tanger Factory Outlet Centers, Inc.
Retail Opportunity Investments Corp.	Urban Edge Properties

Source: As reported by S&P Global Market Intelligence on May 28, 2021

The Compensation Committee, with the help of our independent compensation consultant, reviews the compensation practices of the Peer Group in order to evaluate market trends and compare the Company's compensation program with its competitors. Based in part on this data and analysis, the Compensation Committee develops a compensation plan that is intended to maintain the link between corporate performance and shareholder returns while being generally competitive within the REIT industry. FPC also reviewed the proposed recommendations made to the Compensation Committee by management and provided commentary regarding the reasonableness of such pay programs and pay level adjustments. While the Compensation Committee does not aim to target any particular peer group percentile, it does review market data for the Peer Group to assess the competitiveness of the pay opportunities. 2021 target compensation for our CEO was slightly below the median of the executive compensation peer group.

Elements of Compensation

The Company’s primary components of compensation for its executive officers are base salary, annual incentives, and annual long-term incentive compensation. The Company seeks to maintain a competitive total compensation package that aligns the economic interest of the executives with that of shareholders while maintaining sensitivity to multiple factors including the Company’s fiscal year budget, annual accounting cost and the impact to share dilution.

Base Salary

The Compensation Committee reviewed the base salaries of the NEOs and consistent with the Company’s philosophy to offer competitive salaries to key executives relative to peers while providing most compensation in the form of variable, at-risk incentives noted the following:

•
Base salary represents approximately 25% of total compensation on average (and less than 15% of our CEO’s total compensation);

•
Our CEO’s 2021 salary was below the 25th percentile of the Peer Group; and

•
Other NEO’s base salaries are generally closer to the median of our Peer Group and are also calibrated based on internal equity factors.

The Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved base salaries in early 2021, as follows:

Named Executive Officer	2021Base Salaries	2020Base Salaries	% Change
Ken Bernstein, President & CEO	$700,000	$700,000	0%
John Gottfried, EVP & CFO	463,000	463,000	0%
Jason Blacksberg, SVP & CLO	445,000	445,000	0%
Christopher Conlon, Former EVP & COO	457,000	457,000	0%
Joseph Napolitano, SVP & CAO	365,000	365,000	0%

Annual Incentives

Each executive’s annual incentive opportunity is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with varying total cash compensation contingent on Company and individual performance. The threshold, target and maximum percentages of base salary for our NEO’s in 2021 remained unchanged follows:

Executive	Threshold	Target	Maximum
Ken Bernstein, President & CEO	100%	175%	250%
John Gottfried, EVP & CFO	25%	75%	125%
Jason Blacksberg, SVP & CLO	37.5%	75%	125%
Christopher Conlon, EVP & COO	50%	125%	200%
Joseph Napolitano, SVP & CAO	25%	75%	125%

2021 Annual Incentive Measures

In early 2021, the Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved an annual incentive program that was based on the following goals, with actual results achieved in 2021 shown for each measure:

Performance Criteria(1)	Weighting	Threshold	Target	Maximum	Actual Results
FFO/share	20%	$0.92	$0.97	$1.01	$1.05
Leased Rate – Core Portfolio	20%	87.0%	89.0%	91.0%	93.2%
Leverage – Net Core Debt/EBITDA	15%	7.75x	7.25x	6.75x	6.40x
Acquisition Activity (in $mm)	5%	$50.0	$150.0	$250.0	$247.9
Executing the Strategic Plan Maintain a high-quality core portfolio of retail assets Maintain a disciplined growth strategy that enables opportunistic investing	20%	1.00	3.00	5.00	3.00 (see below)
Individual	20%	1.00	3.00	5.00	See Below
Total	100%

(1)

The annual incentive plan is predominantly based on the achievement of objective Company financial performance goals. The objective financial measures are set based on our annual budgets and are consistent with market expectations. For 2021, the target ranges for FFO/share, Core Portfolio leased rate, and acquisition activity were consistent with the Company’s internal budgets with targets set at the midpoint of the ranges. Core Debt to EBITDA was consistent with our investment strategy and within acceptable leverage expectations in the retail REIT industry, which is subject to change on an annual basis.

Executing the Strategic Plan Measure

In early 2021, the Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved the company’s strategic goals for 2021. The strategic goals are structured to provide our management with the flexibility to assess and best execute the strategic plan given the unpredictable nature of the retail sector. However, the assessment of their success in maintaining the strategic goals is based on measurable achievements and tangible results. The Company’s achievement of the 2021 strategic performance goals is outlined below and resulted in a 3.0 out of 5 rating:

2021 Strategic Goal	Related Accomplishments
Maintain a high-quality core portfolio of retail assets
•
Executed several key leases in 2021 in our urban markets including expansion of YSL on Rush St. in Chicago (June 2021) and new leases with Watches of Switzerland on Spring St. in Soho (March 2021), The Real Real on Greenwich Ave in Greenwich Ave in Greenwich, CT (January 2021) and J. Crew on W Diversey Pkwy in Chicago (April 2021)
•
Core Portfolio occupancy remains strong with 93.2% leased as of December 31, 2021
•
Suburban leases being executed at net effective rates that generally exceed our pre-COVID expectations

Maintain a disciplined growth strategy that enables opportunistic investing
•
Closed on $84.1 million in acquisition in our Core Portfolio
•
Closed on $165.4 million in Fund V acquisitions following no acquisitions in 2020
•
Opportunistically sold a freestanding property in Bloomfield NJ at a cap rate of 4.5%
•
Closed on $60.1 million of Fund dispositions

Individual Performance Measures

In early 2021, the Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved individual performance measures for the 2021 annual incentive program. The individual performance component comprised 20% of the CEO’s total cash bonus award. The Compensation Committee concluded that the CEO merited an individual performance ranking of 3.5 based on its assessment of performance against his pre-established individual goals set in early 2021 as follows:

•
Ensuring the Company’s long-term financial stability by raising new sources of capital, and by preserving & expanding the Company’s liquidity position
•
Developing short & long-term incentives consistent with the current economic environment and forecasts

•
Success in interfacing with Board of Trustees to develop Company strategy to ensure shareholder value is maximized over the long-term
•
Stewardship at the top of the organization, and success in interfacing with major institutional investors and JV partners

The individual performance component of the 2021 annual incentive program comprised 20% of the other NEOs’ total annual incentive opportunity. These goals were established at the beginning of the year and vary for each NEO based on the different Company disciplines for which each NEO was responsible. The CEO evaluated each of the other NEOs relative to their individual goals and determined that Messrs. Gottfried, Blacksberg, Conlon and Napolitano earned an overall score of 3.4, 3.2, 3.2 and 3.3, respectively.

2021 Annual Incentives Payouts

On February 18, 2022, the Board of Trustees approved annual cash incentives payable at or above each NEO’s target discussed above as follows:

Named Executive Officer	2021 Target Cash Bonus	2021 Amount Earned
Ken Bernstein, President & CEO	$1,225,000	$1,565,699
John Gottfried, EVP & CFO	347,250	494,588
Jason Blacksberg, SVP & CLO	333,750	470,910
Christopher Conlon, Former EVP & COO	571,250	782,967
Joseph Napolitano, SVP & CAO	273,750	388,077

Bonus Exchange Program

Consistent with the Company's long-standing policy adopted by the Board of Trustees and the Company’s focus on creating long-term shareholder value, the Company's NEOs have the option of exchanging all or a portion of their cash bonus for restricted share units or LTIP Units. The LTIP Units granted in lieu of the cash bonus are subject to a long-term five-year ratable vesting period and are granted based on a 20% discounted share price. The Compensation Committee believes that this deferral feature reinforces a long-term focus and promotes the retention of our management team and is appropriate relative to other REITs that utilize similar bonus deferral programs (the median discount used by other REITs is 20% based on an average three-year vesting period as compared to our program that provides for the same 20% discount but uses a longer five-year vesting period).

Furthermore, the 20% discounted value is factored into each NEO’s pay opportunity to ensure that the deferral feature would not result in compensation in excess relative to our peers.

Based on the election of each of the NEOs, the 2021 annual incentives were paid as follows:

Named Executive Officer	Cash (1)	Elective LTIP Units (2)
Ken Bernstein, President & CEO	$—	$1,957,124
John Gottfried, EVP & CFO	—	618,235
Jason Blacksberg, SVP & CLO	—	588,638
Christopher Conlon, Former EVP & COO	782,967	—
Joseph Napolitano, SVP & CAO	—	485,096

Notes:

(1) Amount reflects the amount elected in cash.

(2) Amount reflects the amount elected in LTIP Units on February 18, 2022, inclusive of the additional value in connection with the 20% discounted share price. These awards are reported in the Summary Compensation Table for 2022.

Long-Term Incentives

The Compensation Committee and the Board of Trustees continue to emphasize long-term performance in the form of:

•
Time-Based Restricted Share Units or LTIP Units;

•
Performance-Based Restricted Share Units or LTIP Units; and

•
The Long-Term Investment Alignment Program.

In keeping with the long-term, highly technical and cyclical nature of the Company’s business, the Compensation Committee places significant emphasis on a long-term approach to executive compensation while balancing the short-term needs of its executives. The Company's long-term incentives are intended to (i) retain its management team through the inclusion of vesting provisions, (ii) emphasize share ownership, (iii) create direct alignment with shareholder interests, and (iv) motivate management to focus on sustained Company performance.

Annual Equity Compensation Awards

Equity compensation is a critical component of our executive compensation program that directly aligns our NEOs’ long-term interests with our shareholders and provides additional retention for our executives. Our 2021 annual equity awards were determined based on the following considerations: (i) long-term incentives are designed to provide long-term alignment with our shareholders over a five-year period (or seven years for our CEO, inclusive of the mandatory post-vest holding period) and (ii) half of the value is at-risk based on our total shareholder return performance over a three-year period (plus an additional two-year vesting period). The Compensation Committee determined that the program was achieving our objectives to create direct alignment with shareholder interests and emphasize share ownership with the value of historical equity awards being meaningfully impacted by the Company’s share price performance on both an absolute and relative basis.

Accordingly, in February 2022, the Compensation Committee determined that maintaining the current long-term incentive program was appropriate and the Board of Trustees, in consultation with FPC, awarded equity grants for each NEO with 50% of the value granted in the form of time-based Restricted Share Units or LTIP Units and the remaining 50% of the value granted in the form of three-year performance-based Restricted Share Units or LTIP Units.

In determining the value of the 2021 awards (granted in February 2022), the Compensation Committee considered the following key factors:

•
The Company’s financial and operational performance, including the Company-performance factors set forth above in “2021 Performance Highlights”;
•
The role and responsibilities of the individual;
•
Individual performance; and
•
Prevailing market practices based on market data provided by FPC with respect to our Executive Compensation Peer Group.

Based on this assessment, the Compensation Committee approved the following amounts:

Executive	Approved 2021 LTIP Unit Grant (1)
Ken Bernstein	$3,200,000
John Gottfried	775,200
Jason Blacksberg	400,000
Christopher Conlon	—
Joseph Napolitano	350,000

Notes:

(1)
Represents the approved value of 2021 equity awards (which were granted on February 18, 2022 for the previous year’s performance).

The total annual equity compensation awards are comprised of two components as follows:

Time-Based Long-Term Incentives

The time-based long-term incentives represent 50% of the annual equity award granted to each NEO and were issued in the form of Restricted Share Units or LTIP Units. These shares vest ratably over five years for each of the NEOs.

Restricted LTIP Units are similar to Restricted Share Units but unlike Restricted Share Units, provide for a quarterly partnership distribution in a like amount as paid to holders of common partnership units in Acadia Realty Limited Partnership, the Company's operating partnership. The Restricted LTIP Units are convertible into common partnership units and, ultimately, Common Shares upon vesting.

To promote further retention and emphasis on long-term performance, our CEO’s time-based equity awards are also subject to an additional two-year post-vest holding period.

Performance-Based Long-Term Incentives

The remaining 50% of the annual equity award is granted in performance-based Restricted Share Units or LTIP Units that may be earned based on the Company’s attainment of specified relative TSR hurdles.

The performance hurdles and levels of opportunity for performance-based LTIP Units granted in 2022 (for 2021 performance) earned over a cumulative three-year performance period are as follows:

	Three-Year Relative TSR(1)
Level	Relative TSR Hurdles (Percentile)	Payout Percentage
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	200%

Notes:

(1)

In the event the Relative TSR percentile falls between the 25th percentile and the 50th percentile, Relative TSR vesting percentage is determined using a straight-line linear interpolation between 50% and 100% and in the event that the Relative TSR percentile falls between the 50th percentile and 75thpercentile, the Relative TSR vesting percentage is determined using a straight-line linear interpolation between 100% and 200%.

Two-thirds (2/3) of the performance-based LTIP Units will vest based on the Company’s TSR for the three-year forward-looking performance period ending December 31, 2024 relative to the constituents of the NAREIT Retail Shopping Center Index and one-third (1/3) on the Company’s TSR for the three-year forward-looking performance period as compared to the constituents of the NAREIT Retail Index (both on a non-weighted basis). If the Company’s performance fails to achieve the aforementioned hurdles at the culmination of the three-year performance period, all performance-based shares will be forfeited.

Consistent with our Company’s focus on long-term value creation, any earned performance-based shares vest 60% at the end of the three-year performance period, with the remaining 40% of shares vesting ratably over the next two years. Beginning with awards granted in 2021 for 2020 performance, our CEO’s performance-based equity awards, if earned, will be subject to an additional 2-year post-vest holding period.

Status of Performance-Based Long-Term Incentives

Below is a snapshot of the status of our recently completed and outstanding performance-based awards as of December 31, 2021, which demonstrates the alignment of our NEOs’ compensation with our TSR performance:

Award	Performance Period	Status as of December 31, 2021
2018 Award	1/1/2018 - 12/31/2020	18% of Target Earned
2019 Award	1/1/2019 - 12/31/2021	0% Earned
2020 Award	1/1/2020 - 12/31/2022	Tracking Below Threshold
2021 Award	1/1/2021 – 12/31/2023	Tracking Above Target

Long-Term Incentive Alignment Program

In 2009, the Compensation Committee and Board of Trustees approved the Company’s Long-Term Incentive Alignment Program (the "Program"), a multi-year performance-based compensation program designed to provide an incentive for high, long-term performance by motivating management to create shareholder value by increasing earnings through the profitable management of investment funds and joint ventures. The Program is designed to accomplish the following:

•
Reward management for true, long-term performance and not simply for making investment decisions without consideration of actual value realized;

•
Motivate management to deliver superior returns to opportunity fund investors, as well as to the Company through its direct investment, strategic investments and successful liquidation of Acadia Strategic Opportunity Fund III LLC ("Fund III"), Acadia Strategic Opportunity Fund IV LLC ("Fund IV") and Acadia Strategic Opportunity Fund V LLC ("Fund V", and together with Fund III and Fund IV, the "Funds"), thereby increasing shareholder value;

•
Provide a retention tool for years to come; and

•
Further align the interests of management, shareholders and external investors.

The Program is directly tied to the actual performance of the Funds and is designed as follows: The Company is entitled to a profit participation (the "Promote") of 20% of all cash distributed from the Funds in excess of (i) the return of all invested capital and (ii) the 6% per annum preferred rate of return. Under the Program, after the payment of the preferred return and return of all invested capital, the Company may award up to 25% of its Promote to senior executives, or 5% of each dollar distributed by the Funds after the preferred return has been paid to investors. Each individual's allocation of the 25% of the Promote is subject to time-based, annual vesting over a five-year period from the grant date with 10% in years one and two, 20% in years three and four and 40% in year five for Funds III and IV. For Fund V, each individual’s allocation of the Promote is subject to time-based, annual vesting over a five-year period from the grant date with 20% each year.

If the investors of the Funds do not receive a return of all their invested capital and the 6% preferred return, no Promote will be paid to the Company and senior executives will receive no compensation under the Program. There is no interim profit participation on an individual transaction basis and thus a greater emphasis is placed on all investments being carefully selected and managed for the long term. The Program increases the alignment between senior executives and the investors of the Funds. Additionally, it should be noted that the Company is a significant investor in the Funds, with a 25% investment in Fund III, a 23% investment in Fund IV and a 20% investment in Fund V. The long-term success of the Funds benefits the Company, and thus shareholders, through both its capital investment and the Promote. For 2021, no compensation was paid under the Program to any NEO.

Since 2009, the awards listed below, as a percentage of the potential Promote, were made as a result of the recommendation of the Compensation Committee and approval by the Board of Trustees. In the future, the Compensation Committee and the Board of Trustees may or may not recommend or approve awards to executive officers of additional allocations up to the permitted 25%.

Fund III Awards listed in the table below are reflective of each NEO’s role in connection with investments made in Fund III. As of December 31, 2013, the Company had allocated the entire 25% of the Fund III Promote, including an aggregate amount of 7.7794% that was allocated to officers other than the NEOs.

Named Executive Officer	2009 Award Percentage	2010 Award Percentage	2011 Award Percentage	2012 Award Percentage	2013 Award Percentage	Total Percentage
Ken Bernstein, President & CEO	6.2500%	0.8350%	0.8350%	0.8350%	1.4050%	10.1600%
John Gottfried, EVP & CFO	—%	—%	—%	—%	—%	—%
Jason Blacksberg, SVP & CLO	—%	—%	—%	—%	—%	—%
Christopher Conlon, Former EVP & COO	0.2500%	0.5475%	0.5475%	0.5475%	0.9931%	2.8856%
Joseph Napolitano, SVP & CAO	0.7500%	0.1150%	0.1150%	0.1150%	0.2150%	1.3100%
Total	7.2500%	1.4975%	1.4975%	1.4975%	2.6131%	14.3556%(1)

Note:

(1) The total percentage of the Promote allocated may not be directly correlated with the amount of the Fund’s invested capital. This provides the Promote recipients with incentive to acquire appropriate assets with the remaining funds in the Fund and to ensure that diligent efforts will be made to achieve stabilization of those assets.

Fund IV Awards listed in the table below are reflective of each NEO’s role in connection with investments made in Fund IV. The Company has allocated a total of 4.25% of the Company’s 20% promote allocation (17.0% of the allowable 25%) to one or more of the other officers of the Company.

Named Executive Officer	2013 Award Percentage	2014 Award Percentage	2015 Award Percentage	2016 Award Percentage	2017 Award Percentage	Total Percentage
Ken Bernstein, President & CEO	0.8750%	0.8750%	1.7500%	1.7500%	3.5000%	8.7500%
John Gottfried, EVP & CFO	—%	—%	—%	0.5000%	—%	0.5000%
Jason Blacksberg, SVP & CLO	—%	0.1250%	0.2500%	0.2500%	0.5000%	1.1250%
Christopher Conlon, Former EVP & COO	0.4000%	0.4000%	0.8000%	0.8000%	1.6000%	4.0000%
Joseph Napolitano, SVP & CAO	0.1250%	0.1250%	0.2500%	0.2500%	0.5000%	1.2500%
Total	1.4000%	1.5250%	3.0500%	3.5500%	6.1000%	15.6250%(1)

Note:

(1) The total percentage of the Promote allocated may not be directly correlated with the amount of the Fund’s invested capital. This provides the Promote recipients with incentive to acquire appropriate assets with the remaining funds in the Fund and to ensure that diligent efforts will be made to achieve stabilization of those assets.

Fund V Awards listed in the table below are reflective of each NEO’s role in connection with investments made in Fund V. The Company has allocated a total of 2.818% of the Company’s promote allocation (11.272% of the allowable 25%) to one or more of the other officers of the Company.

Named Executive Officer	2018 Award Percentage	2019 Award Percentage	2020 Award Percentage	2021 Award Percentage	Total Percentage
Ken Bernstein, President & CEO	0.8750%	0.8750%	1.7500%	1.7500%	5.2500%
John Gottfried, EVP & CFO	0.1250%	0.1250%	0.2500%	0.2500%	0.7500%
Jason Blacksberg, SVP & CLO	0.1406%	0.1406%	0.2812%	0.2812%	0.8436%
Christopher Conlon, Former EVP & COO	0.4000%	0.4000%	0.8000%	0.0000%	1.6000%
Joseph Napolitano, SVP & CAO	0.1250%	0.1250%	0.2500%	0.2500%	0.7500%
Total	1.6656%	1.6656%	3.3312%	2.5312%	9.1936%

Note:

(1) The total percentage of the Promote allocated may not be directly correlated with the amount of the Fund’s invested capital. This provides the Promote recipients with incentive to acquire appropriate assets with the remaining funds in the Fund and to ensure that diligent efforts will be made to achieve stabilization of those assets.

Governance and Other Policies Relating to Compensation

Share Ownership Guidelines

In order to further foster the strong ownership culture among the Company's senior executive management team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, the Company has adopted a share ownership policy. The policy contains guidelines for NEOs and Trustees to own at all times a certain level of the Company’s Common Shares (including Restricted Share Units, LTIP Units, Restricted LTIP Units and OP units). The share ownership guidelines are not mandatory but rather are recommended targets as follows:

Title	Multiple	Ownership Requirement Met as of December 31, 2021
CEO	10 x Base Salary + Cash Bonus	Yes
All other NEOs	3 x Base Salary + Cash Bonus	Yes
Non-Employee Trustees	3x total annual fees	Yes (1)

Notes:

(1) All non-employee Trustees have met the recommended targets with the exception of Mr. McIntyre who was elected to the Board during 2021.

Clawback Policy

In the event of an accounting restatement due to material noncompliance with financial reporting requirement under the U.S. federal securities laws (a “Restatement”), the Compensation Committee has the right, in its sole discretion, to use reasonable efforts to recover from any current or former officer that has been designated an “officer” pursuant to Section 16, who received incentive based compensation (including annual cash incentives, non-qualified share options, restricted shares, or LTIPs) during the three-year period preceding the date on which the Company is required to prepare a Restatement, any excess incentive based compensation awarded in excess of the amount that would have been awarded if such incentive based compensation had been calculated based on the financial results reported in the Restatement.

Anti-Hedging and Anti-Pledging Policies

In addition, the Company has a corporate governance policy that prohibits Trustees and employees of the Company (including executive officers) from engaging in the following activities with respect to the Company securities: (i) short sales, (ii) purchases or sales of derivative securities of the Company or any derivative securities that provide the economic equivalent, (iii) maintaining a margin account secured by shares of the Company and (iv) pledges as collateral for a loan. All Trustee and executive officers subject to this policy were in compliance as of the date hereof.

Standard Employment Benefits

The Company provides a variety of health and welfare benefits, including medical, dental, life, disability and accidental death and dismemberment insurance policies that are generally available to all of its full-time employees. The Company also provides a 401(k) savings plan for employees of the Company (the “401(k) Plan”), which provides for Company matching contributions of 50% up to the first 6% of the participant’s base salary contributed to the 401(k) Plan. The All Other Compensation column of the Summary Compensation Table summarizes the matching contributions that the Company made to its NEOs for fiscal 2021, 2020 and 2019.

The Company’s Employee Share Purchase Plan (the "Share Purchase Plan", and collectively with the Company’s Second Amended and Restated 2006 Incentive Plan and, the 2020 Share Incentive Plan "Share Incentive Plans"). The Share Purchase Plan allows eligible employees of the Company to purchase, through payroll deductions, Common Shares in the Company at a 15% discount to the closing price of the Company’s Common Shares on either the first day or the last day of the quarter, whichever is lower. The Share Purchase Plan is designed to retain and motivate employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company. The Company has reserved 200,000 Common Shares for issuance under the Share Purchase Plan. The Share Purchase Plan is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986

(the "Code"), as amended. During 2021, 2020 and 2019, 7,721, 5,266 and 2,320 Common Shares were purchased under the Share Purchase Plan, respectively. As of the date hereof, no NEOs participate in the Share Purchase Plan.

Impact of Accounting and Tax Treatment

Cash-based compensation, including salary and bonus, are generally charged as an expense in the period in which the amounts are earned by the NEO. The Company expenses the cost of share-based compensation, including Restricted Share Units and Restricted LTIP Units, in its financial statements in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718, "Compensation - Stock Compensation" ("ASC Topic 718"). In accordance with ASC Topic 718, the grant date fair value of equity awards is recognized into expense on a straight-line or graded-vesting basis, as appropriate, over the vesting period.

Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”) limits to $1 million the deduction that publicly traded corporations may take for compensation paid to “covered employees” of the corporation. Treasury regulations under Section 162(m) (the “Regulations”) apply Section 162(m)’s $1 million deduction limit to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Regulations applies to all compensation deductible in tax years ending on or after December 20, 2019 other than compensation paid pursuant to a written binding contract in effect on December 20, 2019 that is not subsequently materially modified. To the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.

Timing of Equity Grants

The Company does not in any way time its share awards to the release of material non-public information. The CEO meets with the Compensation Committee in January, February or March of each year and recommends the share awards for the NEOs, other than himself to be granted for the prior year. The Compensation Committee reviews the recommendations and then recommends the awards to the full Board of Trustees for approval. The awards are granted in the first quarter of the current year. There is no consequence for selling vested Common Shares but the Company does encourage NEOs and Trustees to hold such Common Shares in accordance with the guidelines for share ownership for NEOs and Trustees.

Relationship of Compensation Policies and Practices to Risk Management

The Compensation Committee has considered the risks arising from the Company's compensation policies and practices for its employees, and does not believe those risks are reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table lists the annual compensation for the fiscal years 2021, 2020 and 2019 awarded to the NEOs. Compensation included in the table relating to bonus and share awards reflect amounts granted with respect to the periods reflected.

For information relating to the elements of compensation discussed in the Summary Compensation Table, please refer to the "Compensation Discussion and Analysis" above.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($) (4)

Kenneth F. Bernstein	2021	700,000	—		3,683,258	—	1,253,033	(2)	—	8,988	5,645,279
Chief Executive	2020	700,000	1,513,068	(2)	2,983,820	—	—		—	8,838	5,205,726
Officer and President	2019	700,000	—		3,779,601	—	1,242,825	(2)	—	8,688	5,731,114
(Principal Executive Officer)

John Gottfried	2021	463,000	—		1,122,667	—	410,797	(2)	—	8,988	2,005,452
Chief Financial Officer	2020	463,000	235,467	(2)	795,958	—	—		—	8,838	1,503,263
and Executive Vice President	2019	449,000	—		916,362	—	612,897	(2)	—	8,688	1,986,947
(Principal Financial Officer)

Jason Blacksberg	2021	445,000	—		579,305	—	464,284	(2)	—	8,988	1,497,577
Chief Legal Officer	2020	445,000	456,924	(2)	445,192	—	—		—	8,838	1,355,954
and Senior Vice President	2019	425,000	—		320,327	—	366,374	(2)	—	8,688	1,120,389

Christopher Conlon	2021	457,000	—		1,448,259	—	409,473	(2)	—	8,988	2,323,720
Former Chief Operating	2020	457,000	492,961	(2)	1,001,560	—	—		—	8,838	1,960,359
Officer and Executive Vice President	2019	444,000	—		1,153,092	—	771,900	(2)	—	8,688	2,377,680

Joseph Napolitano	2021	365,000	—		506,881	—	382,695	(2)	—	8,963	1,263,539
Chief Administrative	2020	365,000	370,778	(2)	389,524	—	—		—	8,813	1,134,115
Officer and Senior Vice President	2019	354,000	—		448,401	—	325,233	(2)	—	8,655	1,136,289

Notes:

(1) Pursuant to SEC rules, the amounts disclosed in this column reflects the grant date fair value of each Restricted Share Unit and Restricted LTIP Unit award calculated in accordance with ASC Topic 718. The grant date fair values of performance-based awards included in this table were calculated based on the outcome of performance measured at maximum levels. For further information as to the Company's Restricted Share Unit and Restricted LTIP Unit awards issued to employees, see Note 14 (Share Incentive and Other Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 1, 2022.

(2) Cash bonus was received in the form of Restricted LTIP Units. The number of Restricted LTIP Units granted in connection with this portion of the LTIP Unit award were at a 20% discount as discussed above for 2020 performance but granted in 2021. In the case of Mr. Conlon, the 2020 amounts include a $194,131 cash bonus earned during 2020 but paid during 2021 and the 2019 amounts include a $400,000 cash bonus earned during 2019 but paid during 2020. In the case of Mr. Gottfried, the 2019 amounts include a $204,912 cash bonus earned during 2019 but paid during 2020.

(3) Detail reflected in the All Other Compensation Table below.

	Kenneth F. Bernstein			John Gottfried			Jason Blacksberg
	2021	2020	2019	2021	2020	2019	2021	2020	2019
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—	$—	$—	$—	$—	$—	$—
Annual Company contributions or allocations to vested and unvested defined contribution plans (1)	8,700	8,550	8,400	8,700	8,550	8,400	8,700	8,550	8,400
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the NEO	288	288	288	288	288	288	288	288	288
Total Other Compensation	$8,988	$8,838	$8,688	$8,988	$8,838	$8,688	$8,988	$8,838	$8,688

	Christopher Conlon			Joseph Napolitano
	2021	2020	2019	2021	2020	2019
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—	$—	$—	$—
Annual Company contributions or allocations to vested and unvested defined contribution plans (1)	8,700	8,550	8,400	8,700	8,550	8,400
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the NEO	288	288	288	263	263	255
Total Other Compensation	$8,988	$8,838	$8,688	$8,963	$8,813	$8,655

Notes:

(1) Represents contributions made by the Company to the account of the NEO under the Company’s 401(k) Plan.

GRANTS OF PLAN-BASED AWARDS

Pursuant to the Company's Share Incentive Plans, the Company granted annual bonus unit awards and long-term incentive awards to the NEOs on February 18, 2021 (with respect to services rendered in the fiscal year ended 2020). The annual bonus unit awards consisted of time-based unvested Restricted LTIP Units. The total long-term incentive awards consisted of unvested Restricted LTIP Units which were allocated 50% as time-based awards and 50% as performance-based awards. For the 50% performance-based award, the number of Restricted LTIP Units will be calculated over a three-year period as described above.

The following table provides a summary of all grants awarded to the NEOs during 2021:

		Estimated Future Payouts Under Performance-Based Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#) (1)	(#)	(#) (2)	(#)	($/Sh)	(3)

Kenneth F. Bernstein	2/18/2021	—	—	—	—	—	—	83,703	—	—	$ 1,253,033
	2/18/2021	—	—	—	47,428	94,856	189,712	—	—	—	2,263,264
	2/18/2021	—	—	—	—	—	—	94,856	—	—	1,419,994
					47,428	94,856	189,712	178,559	—	—	$ 4,936,291

Jason Blacksberg	2/18/2021	—	—	—	—	—	—	27,343	—	—	$ 464,284
	2/18/2021	—	—	—	6,431	12,862	25,724	—	—	—	360,908
	2/18/2021	—	—	—	—	—	—	12,862	—	—	218,397
					6,431	12,862	25,724	40,205	—	—	$ 1,043,589

Christopher Conlon	2/18/2021	—	—	—	—	—	—	24,115	—	—	$ 409,473
	2/18/2021	—	—	—	16,078	32,155	64,310	—	—	—	902,268
	2/18/2021	—	—	—	—	—	—	32,155	—	—	545,991
					16,078	32,155	64,310	56,270	—	—	$ 1,857,732

John Gottfried	2/18/2021	—	—	—	—	—	—	24,193	—	—	$ 410,797
	2/18/2021	—	—	—	12,463	24,926	49,852	—	—	—	699,424
	2/18/2021	—	—	—	—	—	—	24,926	—	—	423,243
					12,463	24,926	49,852	49,119	—	—	$ 1,533,464

Joseph Napolitano	2/18/2021	—	—	—	—	—	—	22,538	—	—	$ 382,695
	2/18/2021	—	—	—	5,627	11,254	22,508	—	—	—	315,788
	2/18/2021	—	—	—	—	—	—	11,254	—	—	191,093
					5,627	11,254	22,508	33,792	—	—	$ 889,576

Notes:

(1) Represents the performance-based portion of the 2020 awards which will be earned over 5 years with 60% earned at the end of the third year subject to the Company meeting certain performance thresholds. The remaining 40% will be earned ratably over the following two years, provided that the initial 60% is earned as described above. The holders of these Restricted LTIP Units are entitled to receive distributions currently in an amount equal to the per share dividend paid to holders of Common Shares.

(2) The Restricted LTIP Units vest over 5 years with 20% vesting on January 6, 2022 and 20% on each anniversary thereof. The holders of these Restricted LTIP Units are entitled to receive distributions currently in an amount equal to the per share dividend paid to holders of Common Shares.

(3) Calculated in accordance with ASC Topic 718. The grant date fair values of performance-based awards were calculated based on the probable outcome of performance measured at target levels at the time of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		Option Awards					Stock Awards
				Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#) Exercisable	(#) Unexercisable	(#)	($)		(#) (7)		($) (1) (7)	(#) (8)	($) (1) (8)

Kenneth F. Bernstein	2/28/2017	—	—	—			4,186	(2)	91,380	4,187	91,402
	2/28/2017	—	—	—			15,695	(2)	342,622	—	—
	2/26/2018	—	—	—			22,376	(3)	488,468	—	—
	2/26/2018	—	—	—			21,516	(3)	469,694	3,872	84,526
	2/14/2019	—	—	—			31,766	(4)	693,452	—	—
	2/14/2019	—	—	—			26,989	(4)	589,170	—	—
	2/13/2020	—	—	—			46,378	(5)	1,012,432	—	—
	2/13/2020	—	—	—			56,170	(5)	1,226,191	28,986	632,764
	2/18/2021	—	—	—			94,856	(6)	2,070,706	—	—
	2/18/2021	—	—	—			83,703	(6)	1,827,236	47,428	1,035,353
		—	—	—			403,635		8,811,351	84,473	1,844,045

John Gottfried	2/28/2017	—	—	—			438	(2)	9,562	439	9,583
	2/26/2018	—	—	—			6,711	(3)	146,501	—	—
	2/26/2018	—	—	—			3,316	(3)	72,388	596	13,011
	2/14/2019	—	—	—			7,702	(4)	168,135	—	—
	2/14/2019	—	—	—			8,860	(4)	193,414	—	—
	2/13/2020	—	—	—			11,245	(5)	245,478	—	—
	2/13/2020	—	—	—			8,054	(5)	175,819	7,028	153,421
	2/18/2021	—	—	—			24,926	(6)	544,135	—	—
	2/18/2021	—	—	—			24,193	(6)	528,133	12,463	272,067
		—	—	—			95,445		2,083,565	20,526	448,082

Jason Blacksberg	2/28/2017	—	—	—			755	(2)	16,482	756	16,503

	2/28/2017	—	—	—	2,830	(2)	61,779	—	—
	2/26/2018	—	—	—	6,087	(3)	132,879	—	—
	2/26/2018	—	—	—	2,151	(3)	46,956	387	8,448
	2/14/2019	—	—	—	2,693	(4)	58,788	—	—
	2/14/2019	—	—	—	7,956	(4)	173,679	—	—
	2/13/2020	—	—	—	6,289	(5)	137,289	—	—
	2/13/2020	—	—	—	15,628	(5)	341,159	3,931	85,814
	2/18/2021	—	—	—	12,862	(6)	280,777	—	—
	2/18/2021	—	—	—	27,343	(6)	596,898	6,431	140,389
		—	—	—	84,594		1,846,686	11,505	251,154

Christopher Conlon	2/28/2017	—	—	—	1,553	(2)	33,902	1,554	33,924
	2/28/2017	—	—	—	5,824	(3)	127,138	—	—
	2/26/2018	—	—	—	2,463	(3)	53,767	—	—
	2/26/2018	—	—	—	6,885	(4)	150,300	1,239	27,047
	2/14/2019	—	—	—	9,692	(4)	211,576	—	—
	2/14/2019	—	—	—	8,076	(5)	176,299	—	—
	2/13/2020	—	—	—	14,149	(5)	308,873	—	—
	2/13/2020	—	—	—	10,221	(6)	223,124	8,843	193,043
	2/18/2021	—	—	—	32,155	(6)	701,944	—	—
	2/18/2021	—	—	—	24,115	(6)	526,430	16,078	350,972
		—	—	—	115,133		2,513,353	27,714	604,986

Joseph Napolitano	2/28/2017	—	—	—	758	(2)	16,547	759	16,569
	2/28/2017	—	—	—	2,844	(2)	62,085	—	—
	2/26/2018	—	—	—	5,331	(3)	116,376	—	—
	2/26/2018	—	—	—	3,012	(3)	65,752	542	11,832
	2/14/2019	—	—	—	3,769	(4)	82,277	—	—
	2/14/2019	—	—	—	7,063	(4)	154,185	—	—
	2/13/2020	—	—	—	5,504	(5)	120,152	—	—
	2/13/2020	—	—	—	12,682	(5)	276,848	3,439	75,073
	2/18/2021	—	—	—	11,254	(6)	245,675	—	—
	2/18/2021	—	—	—	22,538	(6)	492,005	5,627	122,837
		—	—	—	74,755		1,631,902	10,367	226,311

Notes:

(1) Market value computed by multiplying the closing market price of the Company's Common Shares of $21.83 as of December 31, 2021, the final trading day of the calendar year, by the number of Restricted Share Units or Restricted LTIP Units that have not vested.

(2) Restricted LTIP Units vest over five years with the last vesting on January 6, 2022.

(3) Restricted LTIP Units vest over five years with the last vesting on January 6, 2023.

(4) Restricted LTIP Units vest over five years with the last vesting on January 6, 2024.

(5) Restricted LTIP Units vest over five years with the last vesting on January 6, 2025.

(6) Restricted LTIP Units vest over five years with the last vesting on January 6, 2026.

(7) Represents the time-based portion of the awards.

(8) Represents the performance-based portion of the awards.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table provides a summary of all values realized by the NEOs upon the exercise of options and similar instruments or the vesting of Restricted Share Units or Restricted LTIP Units during the last fiscal year.

			Option Awards		Stock Awards
Name	Grant Date	Exercise/Vesting Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Kenneth F. Bernstein	3/17/2016	1/6/2021	—	—	23,896	352,705
	2/28/2017	1/6/2021	—	—	24,065	355,199
	2/26/2018	1/6/2021	—	—	27,755	409,664
	2/14/2019	1/6/2021	—	—	19,585	289,075
	2/13/2020	1/6/2021	—	—	25,636	378,387
			—	—	120,937	1,785,030

John Gottfried	2/28/2017	1/6/2021	—	—	874	12,900
	2/26/2018	1/6/2021	—	—	5,909	87,217
	2/14/2019	1/6/2021	—	—	5,520	81,475
	2/13/2020	1/6/2021	—	—	4,824	71,202
			—	—	17,127	252,794

Jason Blacksberg	3/17/2016	1/6/2021	—	—	2,793	41,225
	2/28/2017	1/6/2021	—	—	4,339	64,044
	2/26/2018	1/6/2021	—	—	4,700	69,372
	2/14/2019	1/6/2021	—	—	3,549	52,383
	2/13/2020	1/6/2021	—	—	5,479	80,870
			—	—	20,860	307,894

Christopher Conlon	3/17/2016	1/6/2021	—	—	4,846	71,527
	2/28/2017	1/6/2021	—	—	8,929	131,792
	2/26/2018	1/6/2021	—	—	6,532	96,412
	2/14/2019	1/6/2021	—	—	5,922	87,409
	2/13/2020	1/6/2021	—	—	6,092	89,918
			—	—	32,321	477,058

Joseph Napolitano	3/17/2016	1/6/2021	—	—	4,117	60,767
	2/28/2017	1/6/2021	—	—	4,360	64,354
	2/26/2018	1/6/2021	—	—	4,984	73,564
	2/14/2019	1/6/2021	—	—	3,610	53,284
	2/13/2020	1/6/2021	—	—	4,545	67,084
			—	—	21,616	319,053

Note:

(1)
Value based on the market value of the Company's Common Shares on the vesting date. The closing price of the Company's Common Shares was $14.76 on January 6, 2021.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has entered into an employment agreement with Mr. Bernstein and severance agreements with each of the other NEOs.

Kenneth F. Bernstein Amended and Restated Employment Agreement

On March 31, 2014, the Company and Kenneth F. Bernstein entered into an amended and restated employment agreement, which extended his position as President and Chief Executive Officer for three years, renewable for successive yearly periods thereafter. Under the agreement, Mr. Bernstein is subject to a 15-month post-termination non-compete and non-poaching provision if his employment terminates under certain circumstances. Mr. Bernstein’s base salary is subject to an annual review and adjustment by the Board of Trustees, based on recommendations of the Compensation Committee.

Each year during the term of Mr. Bernstein’s employment, the full Board of Trustees (excluding Mr. Bernstein), at the Compensation Committee’s recommendation, considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee and recommended for approval to the full Board of Trustees) and discretionary bonuses payable in cash, Restricted Share Units, options, Restricted LTIP Units, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives.

Severance Agreements for Named Executive Officers Other than Mr. Bernstein

The Company has entered into severance agreements with each of the NEOs other than Mr. Bernstein. These agreements provide for certain termination or severance payments to be made by the Company to a NEO in the event of his/her termination of employment as the result of his/her Death, Disability, discharge for Cause or Without Cause, resignation or a termination by the NEO for Good Reason or upon a Change of Control (the terms, "Death," "Disability," "Cause," "Without Cause," "Good Reason" and "Change of Control" each as defined below). If the NEO's employment is terminated either because he/she is discharged without Cause or due to a termination by the NEO for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, severance and pro rata bonus, each paid in accordance with the terms and conditions of such agreements. These payments will be reduced to the extent that they would otherwise be considered parachute payments within the meaning of Section 280G of the Code.

Cause

The Company has the right to terminate a NEO's employment for "Cause”, which is defined to mean the NEO has: (A) deliberately made a misrepresentation in connection with, or willfully failed to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or willfully destroyed or failed to preserve documents or other materials known to be relevant to such investigation, or willfully induced others to fail to cooperate or to produce documents or other materials; (B) materially breached (other than as a result of the NEO’s incapacity due to physical or mental illness or death) his/her material duties hereunder, which breach is demonstrably willful and deliberate on NEO’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not cured within a reasonable period of time after written notice from the Company specifying such breach (but in any event, no less than 90 days thereafter) in which NEO is diligently pursuing cure; (C) engaged in conduct constituting a material act of willful misconduct in connection with the performance of his/her duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional customary and de minimis use of Company property for personal purposes; (D) materially violated a material Company policy, including but not limited to a policy set forth in the Company’s employee handbook; (E) disparaged the Company, its officers, trustees, employees or partners; or (F) committed a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

Death

A NEO's employment will terminate upon his/her death ("Death").

Disability

The Company has the right to terminate a NEO's employment due to "Disability" in the event that there is a reasonable determination by the Company that the NEO has become physically or mentally incapable of performing his/her duties under the agreement and such Disability has disabled the NEO for a cumulative period of 180 days within a twelve-month period.

Good Reason

A NEO has the right to terminate his employment for "Good Reason," which is defined to mean: (A) upon the occurrence of any material breach of this Agreement by the Company; (B) without NEO’s consent, a material, adverse alteration in the nature of the NEO’s duties, responsibilities or authority, or in the 18-month period following a Change of Control only, upon the determination by the NEO (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown clear and convincing evidence) that a material negative change in circumstances has occurred following a Change of Control; (C) without NEO’s consent, upon a reduction in the NEO’s base salary or a reduction of 10% or greater in NEO’s other compensation and employee benefits (which includes a 10% or greater reduction in target cash and equity bonus, or a 10% or greater reduction in total bonus opportunity, but in all cases excludes any grants made under the Long-Term Incentive Alignment Program); or (D) if the Company relocates the NEO’s office requiring the NEO to increase his/her commuting time by more than one hour, or in the 18-month period following a Change of Control only, upon the Company requiring the NEO to travel away from the NEO’s office in the course of discharging the NEO’s responsibilities or duties under the agreement at least 20% more than was required of the NEO in any of the three full years immediately prior to the Change of Control, without, in either case, the NEO’s prior written consent. Any notice under the agreement by the NEO must be made within 90 days after the NEO first knows or has reason to know about the occurrence of the event alleged to be Good Reason.

Without Cause

The Company has the right to terminate a NEO's employment without Cause.

Upon a Change of Control and Termination

The NEOs may be entitled to benefits upon a Change of Control and termination of their employment as discussed below.

"Change of Control" has the meaning as set forth in the employment agreement or severance agreements, as applicable.

SPECIFIC CIRCUMSTANCES THAT WOULD TRIGGER PAYMENTS UNDER THE EMPLOYMENT AND SEVERANCE AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The specific circumstances that would trigger payments and amount of compensation that would be paid by the Company under Mr. Bernstein's employment agreement and the other NEOs' severance agreements are as follows:

Compensation upon Termination of Employment by the Company for Cause or Voluntarily By the NEO

In the event the Company terminates a NEO's employment for Cause, or a NEO voluntarily terminates his employment without Good Reason, the Company will pay that NEO any unpaid annual base salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay. In addition, in such event, the NEO will be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options, long-term incentive partnership interests (“LTIP Units”), other share-based or other incentive awards, and any grants under the Long-Term Incentive Alignment Program (“FIAP”) which have not vested on the date of termination will automatically terminate and be forfeited.

Compensation under Mr. Bernstein's Employment Agreement upon Termination of Employment upon Death, Disability, Without Cause or for Good Reason or Change of Control and Termination of Employment

In the event of termination by the Company of Mr. Bernstein’s employment as a result of his Death, Disability, Without Cause or by Mr. Bernstein for Good Reason, subject to the execution of a release of claims by Mr. Bernstein (other than in the case of Death), the Company is obligated to pay or provide to Mr. Bernstein, his estate or personal representative, the following: (i) any unpaid accrued salary through and including the date of termination; plus (ii) an amount equal to three times his current salary; (iii) an additional amount equal to three times the average of the cash value of the bonuses (whether awarded as cash incentive bonuses or in Restricted Share Units or Restricted LTIP Units, the value of the latter to be calculated as of the date of the award) awarded to Mr. Bernstein for each of the last two years immediately preceding the year in which Mr. Bernstein’s employment is terminated; (iv) a further amount computed at an annualized rate equal to the average of the cash incentive bonuses awarded to Mr. Bernstein for each of the last two years, pro-rated for the year of termination; (v) reimbursement of expenses incurred prior to date of termination; (vi) all incentive compensation payments whether share based or otherwise that are subject to a vesting schedule including Restricted Share Units, Restricted LTIP Units and options shall immediately vest as of the date of the termination; and (vii) continuation of health coverage for two years with the exception of termination upon Death. Following a Change of Control together with either a termination Without Cause or by Mr. Bernstein for Good Reason within 12 months thereafter, the Company will be obligated to make the same payments described above. Mr. Bernstein is not entitled to any additional Change of Control benefit.

Compensation under the Severance Agreements upon Termination of Employment upon Death, Disability, Without Cause or By Other Named Executive Officers for Good Reason or Change of Control and Termination of Employment

In the event of termination by the Company of the employment of a NEO as a result of the NEO's Death or Disability, the Company is obligated to pay or provide such NEO, the following: (i) any unpaid accrued salary through and including the date of termination, (ii) an amount equal to one times the current annual base salary; (iii) an additional amount equal to one times the average cash bonus (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated; (iv) a pro-rata portion of such NEO's bonus (based upon the average of the last two years' bonuses); (v) reimbursement of expenses incurred prior to date of termination; and (vi) COBRA health continuation for one year. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the termination; and all awards subject to performance-based vesting will remain outstanding until the conclusion of the applicable performance period as set forth in the respective award grant agreement.

In the event of termination by the Company of the employment of a NEO without Cause or by the NEO for Good Reason not in connection with a Change of Control, the Company is obligated to pay or provide to the NEO the full benefits described above. In addition, a NEO will be entitled to receive an amount equal to one times the current annual base salary and the average cash bonus (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the termination; and all awards subject to performance-based vesting will continue to be governed by the applicable award agreement.

Following a Change of Control together with either Termination Without Cause or for Good Reason, the Company is obligated to pay or provide to the NEO the full benefits described above under Termination without Cause or for Good Reason not in connection with a Change of Control. In addition, the NEO will be entitled to receive an amount equal to 0.75 times the current annual base salary and the average of the cash value of the bonuses (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated; and continued medical benefits of said NEO for an additional six months. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the consummation of a Change of Control; and all awards subject to performance-based vesting will continue to be governed by the applicable award agreement.

Acceleration of Vesting and Forfeiture of Awards under Share Incentive Plans

In addition to the termination payments discussed above, the Share Incentive Plans provide for accelerated vesting of awards in certain circumstances involving a Change of Control of the Company. These plans also provide for forfeiture of awards in certain circumstances, such as in the event of a termination for cause.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON TERMINATION

The following table estimates the potential payments and benefits to the NEOs upon termination of employment and Change of Control, assuming the event occurred on December 31, 2021. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time they become eligible for payment and would only be payable if the specified event occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Name	Cash Severance ($) (1)	Bonus Severance ($)	Options Awards ($)	Stock Awards ($) (4) (5)	Other Benefits ($) (6)

Kenneth F. Bernstein
For Cause or Voluntary Resignation	—	—		—	—	—
Death	2,100,000	15,214,515	(2)	—	10,655,396	—
Disability	2,100,000	15,214,515	(2)	—	10,655,396	45,202
Good Reason	2,100,000	15,214,515	(2)	—	10,655,396	45,202
Without Cause	2,100,000	15,214,515	(2)	—	10,655,396	45,202
Change of Control and Termination	2,100,000	15,214,515	(2)	—	10,655,396	45,202
Change of Control	—	—	(2)	—	10,655,396	—

John Gottfried
For Cause or Voluntary Resignation	—	—		—	—	—
Death	463,000	795,538	(3)	—	2,531,647	22,601
Disability	463,000	795,538	(3)	—	2,531,647	22,601
Good Reason	926,000	1,193,307	(3)	—	2,531,647	22,601
Without Cause	926,000	1,193,307	(3)	—	2,531,647	22,601
Change of Control and Termination	1,273,250	1,491,634	(3)	—	2,531,647	33,901
Change of Control	—	—	(3)	—	2,531,647	—

Christopher Conlon
For Cause or Voluntary Resignation	—	—		—	—	—
Death	457,000	1,277,098	(3)	—	3,118,339	22,601
Disability	457,000	1,277,098	(3)	—	3,118,339	22,601
Good Reason	914,000	1,915,647	(3)	—	3,118,339	22,601
Without Cause	914,000	1,915,647	(3)	—	3,118,339	22,601
Change of Control and Termination	1,256,750	2,394,559	(3)	—	3,118,339	33,901
Change of Control	—	—	(3)	—	3,118,339	—

Joseph Napolitano
For Cause or Voluntary Resignation	—	—		—	—	—
Death	365,000	668,443	(3)	—	1,858,213	22,576
Disability	365,000	668,443	(3)	—	1,858,213	22,576
Good Reason	730,000	1,002,665	(3)	—	1,858,213	22,576
Without Cause	730,000	1,002,665	(3)	—	1,858,213	22,576
Change of Control and Termination	1,003,750	1,253,331	(3)	—	1,858,213	33,864
Change of Control	—	—	(3)	—	1,858,213	—
Jason Blacksberg
For Cause or Voluntary Resignation	—	—		—	—	—
Death	445,000	811,057	(3)	—	2,097,840	22,601

Disability	445,000	811,057	(3)	—	2,097,840	22,601
Good Reason	890,000	1,216,586	(3)	—	2,097,840	22,601
Without Cause	890,000	1,216,586	(3)	—	2,097,840	22,601
Change of Control and Termination	1,223,750	1,520,732	(3)	—	2,097,840	33,901
Change of Control	—	—	(3)	—	2,097,840	—

Notes:

(1) Reflects three years of severance salary for Mr. Bernstein. For the other NEOs, reflects one year of severance salary in the case of termination as a result of Death or Disability, two years of severance salary in the case of termination by the Company Without Cause or by the NEO for Good Reason not in connection with a Change in Control and 2.75 years of severance salary in the case of aChange of Control together with either termination Without Cause or for Good Reason.

(2) Reflects three years of severance bonuses and a pro-rated cash bonus for Mr. Bernstein.

(3) Reflects one year of severance bonus and a pro-rated cash bonus in the case of termination as a result of Death or Disability, two years of severance bonus and a pro-rated cash bonus in the case of termination by the Company Without Cause or by the NEO for Good Reason not in connection with a Change in Control and 2.75 years of severance bonus and a pro-rated cash bonus in the case of aChange of Control together with either termination Without Cause or for Good Reason.

(4) Reflects the payment upon the immediate vesting of all Restricted Share Units and Restricted LTIP Units with the exception of those subject to performance measurement periods. In the case of Restricted Share Units and Restricted LTIP Units subject to performance measurement periods, they will remain unvested until such time as the measurement period is completed and will be measured at that time. For the purposes of this table, those Restricted Share Units and Restricted LTIP Units have been valued at their threshold amount.

(5) Restricted Share payments based on the number of shares times $21.83, the closing price of the Company's Common Shares on December 31, 2021.

(6) Represents health coverage.

CEO Compensation Pay Ratio

For 2021, the Company estimated the ratio between the CEO’s total compensation and the median annual total compensation of all employees (except the CEO). In searching for the median employee, base compensation totals in 2021 were considered. The “Median Employee” was identified using the base compensation of all full-time, part-time, and temporary employees employed by the Company on December 31, 2021, then the Median Employee’s compensation was calculated under the Summary Compensation Table rules. The CEO had annual total compensation of $5,645,279 and the Median Employee had annual total compensation of $111,000. Therefore, the CEO’s annual total compensation is estimated as 51 times that of the median of the annual total compensation of all employees. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

BOARD OF TRUSTEES COMPENSATION

Each Trustee who is not also an officer and full-time employee of the Company or the Operating Partnership receives the following trustee compensation:

Annual cash fee	$75,000
Annual equity fee (payable in Restricted Share Units or Restricted LTIP Units)	100,000
Additional Annual Cash Fees:
Lead Trustee	100,000
Audit Committee Chair	25,000
Other Committee Chair	15,000

The Restricted Share Units or Restricted LTIP Units issued to Trustees in the above table vest over three years with 33% vesting on each of the next three anniversaries of the grant date. Trustees have the option to convert all or part of any cash payment due to them to Common Shares or LTIP Units with a vesting period of one year at a 10% discount to the preceding 20-day average share price from the date of the 2021 Annual Meeting. No dividends are paid currently on Restricted Share Units but instead cumulate and are paid when they vest.

Trustees who are officers and full-time employees of the Company or its subsidiaries receive no separate compensation for service as a Trustee or Committee member. Additionally, members of the Board of Trustees are reimbursed for travel and lodging expenses associated with attending meetings of the Board and committees of the Board.

Pursuant to the Company's 2006 Deferred Compensation Plan, as amended (the "Deferred Compensation Plan"), Trustees may elect to defer receipt of their annual trustee fees. Each Trustee participating in the Deferred Compensation Plan has an account, which the administrator credits with a number of Common Shares having a fair market value (as of the date of the credit) equal to the amount of the participant's compensation that the Trustee has elected to defer and would otherwise have been paid in cash or other property to the Trustee during the preceding month. The Deferred Compensation Plan generally allows the Trustees to defer receipt of their compensation and, therefore, defer paying tax on that compensation. To defer eligible compensation for any given calendar year, a Trustee must make a written election at least 30 days before the calendar year begins. The Company will credit each Trustee's deferred compensation account with additional Common Shares that (i) have a fair market value, when credited, equal to the product of any per Common Share cash dividend paid during the prior quarter and the number of Common Shares credited to the Trustee's account and (ii) equitably adjust the Trustee's account for any share dividends that would have been paid during the prior month with respect to the Common Shares credited to the Trustee's account on the last day of the prior quarter. A Trustee's account will be paid to the Trustee upon the occurrence of one or more permissible payment triggers elected by the Trustee, which may include a date certain, a change of control of the Company, or his or her separation of service from the Company and will be paid to his or her beneficiaries in the event of his or her death, in each case based on the timeframe for distributions specified in the Trustee's deferral election form. Under certain circumstances, the Board may permit a Trustee to withdraw a limited number of Common Shares from his or her account if the Trustee suffers a Hardship (as defined in the Deferred Compensation Plan).

For 2021, Ms. Luscombe elected to defer payment of her Trustee fees that are payable in Common Shares and Mr. Crocker elected to defer a portion of his Trustee fees that are payable in Cash. No other Trustee elected to defer compensation for 2021.

See the Board of Trustees Compensation Table below for a summary of the compensation paid to the members of the Board of Trustees during 2021.

TRUSTEE COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (11)		Total ($)

Lee S. Wielansky (1)	125,000	159,483	(3)	—	—	—	14,207		298,690

Lorrence T. Kellar	—	187,971	(4)	—	—	—	20,120		208,091

Douglas Crocker II	75,000	119,612	(5)	—	—	—	7,074		201,686

Wendy Luscombe	90,000	102,528	(6)	—	—	—	4,650	(6)	197,178

Kenneth A. McIntyre	90,625	102,528	(7)	—	—	—	1,524		194,677

William T. Spitz	—	205,056	(8)	—	—	—	5,910		210,966

Lynn C. Thurber	—	216,460	(9)	—	—	—	6,050		222,510

C. David Zoba	—	187,971	(10)	—	—	—	21,350		209,321

Notes:

(1) Mr. Wielansky is the Independent Lead Trustee.

(2) Reflects 4,873 Restricted Share Units or Restricted LTIP Units granted in 2021 to each Trustee, which vest over three years with 33% vesting on each of the next three anniversaries of the grant date. The grant date per share fair value for the grants was $21.04.

(3) Mr. Wielansky elected to receive $50,000 of his Annual Retainer of $75,000 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year.

(4) Mr. Kellar elected to receive his Annual Retainer of $75,000 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year.

(5) Mr. Crocker elected to receive his Chairperson fee of $15,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.

(6) Ms. Luscombe has deferred the Restricted Share Unit portion of her 2021 trustee fee of $100,000 and dividends of $4,650.

(7) Mr. McIntyre’s amount includes $15,625, which was paid upon his joining the Board in March of 2021.

(8) Mr. Spitz elected to receive the cash component of his Annual Retainer of $75,000 and Chairperson fee of $15,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.

(9) Ms. Thurber elected to receive the cash component of her Annual Retainer of $75,000 and Chairperson fee of $25,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.

(10) Mr. Zoba elected to receive the cash component of his Annual Retainer of $75,000 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year.

(11) Reflects cumulative dividends on unvested Restricted Share Units which vested in May 20212 and dividends paid on vested and unvested LTIP Units.

As of December 31, 2021, each independent Trustee had the following outstanding options and Restricted Share Unit or Restricted LTIP Unit awards:

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
				Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Trustee	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lee S. Wielansky	5/9/2019	—	—				1,184	(3)	25,847
	5/7/2020	—	—				5,597	(4)	122,183
	5/6/2021	—	—				2,707	(5)	59,094
	5/6/2021	—	—				4,873	(6)	106,378
Total		—	—				14,361		313,502	—	—

Lorrence T. Kellar	5/9/2019	—	—				1,184	(3)	25,847
	5/7/2020	—	—				5,597	(4)	122,183
	5/6/2021	—	—				4,061	(5)	88,652
	5/6/2021	—	—				4,873	(6)	106,378
Total		—	—				15,715		343,060	—	—

Douglas Crocker II	5/9/2019	—	—				888	(3)	19,385
	5/9/2019	—	—				296	(3)	6,462
	5/7/2020	—					5,597	(4)	122,183
	5/6/2021	—					812	(5)	17,726
	5/6/2021	—					4,873	(6)	106,378
Total		—	—				12,466		272,134	—	—

Wendy Luscombe	5/9/2019	—	—	1,184	(3)	25,847
	5/7/2020	—	—	5,597	(4)	122,183
	5/6/2021	—	—	4,873	(6)	106,378
Total		—	—	11,654		254,408	—	—

Kenneth A. McIntyre	3/1/2021	—	—	828	(4)	18,075
	5/6/2021	—	—	4,873	(6)	106,378
Total		—	—	5,701		124,453

William T. Spitz	5/9/2019	—	—	1,184	(3)	25,847
	5/7/2020	—	—	5,597	(4)	122,183
	5/6/2021	—	—	4,873	(5)	106,378
	5/6/2021	—	—	4,873	(6)	106,378
Total		—	—	16,527		360,786	—	—

Lynn Thurber	5/9/2019	—	—	1,184	(3)	25,847
	5/7/2020	—	—	5,597	(4)	122,183
	5/6/2021	—	—	5,415	(5)	118,209
	5/6/2021	—	—	4,873	(6)	106,378
Total		—	—	17,069		372,617	—	—

C. David Zoba	5/9/2019	—	—	1,184	(3)	25,847
	5/7/2020	—	—	5,597	(4)	122,183
	5/6/2021	—	—	4,061	(5)	88,652
	5/6/2021	—	—	4,873	(6)	106,378
Total		—	—	15,715		343,060	—	—

Notes:

(1) Market value computed by multiplying the closing market price of the Company's Common Shares of $21.83 as of December 31, 2021 by the number of Shares or Units that have not vested.

(2) Represents time-based awards only.

(3) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2022.

(4) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2023.

(5) Restricted Share Units and Restricted LTIP Units vest on May 9, 2022.

(6) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2024.

ACADIA REALTY TRUST

COMPENSATION COMMITTEE REPORT (1)

Executive Summary

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the annual report on Form 10-K for Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), and the Company's Proxy Statement. The members of the Compensation Committee for the 2021 fiscal year were Messrs. Spitz, Crocker, and Kellar and Ms. Thurber.

Compensation Committee

William T. Spitz, Chairperson

Douglas Crocker II

Lorrence T. Kellar

Lynn C. Thurber

_____________________

Note:

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE INFORMATION

Independent Registered Public Accounting Firm Compensation

Audit Fees

The aggregate fees billed for professional services rendered by BDO USA, LLP for the audit of the Company's consolidated financial statements as included in the Company's Form 10-K, for rendering an opinion on the Company's internal control over financial reporting and for reviews of the consolidated financial statements as included in the Company's Forms 10-Q, were $1,287,115 and $1,107,427 for the years ended December 31, 2021 and 2020, respectively.

In addition to the fees above, aggregate fees billed for professional services rendered by BDO USA, LLP for equity transactions aggregated $42,092 and $0 for the years ended December 31, 2021 and 2020, respectively.

Audit Related Fees

There were no audit related fees billed for assurance and related services by BDO USA, LLP that were not included in "Audit Fees," above, for the years ended December 31, 2021 and 2020.

Tax Fees

The aggregate fees billed for professional services rendered by BDO USA, LLP for tax preparation and compliance were $282,390 and $299,244 for the years ended December 31, 2021 and 2020, respectively.

All Other Fees

There were no other fees billed for products or services provided by BDO USA, LLP other than the services listed in "Audit Fees," "Audit Related Fees" and "Tax Fees," above, for the years ended December 31, 2021 and 2020.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for approving the engagement of BDO USA, LLP to perform audit and non-audit services on behalf of the Company or any of its subsidiaries before BDO USA, LLP provides those services. The Audit Committee has pre-approved services other than the audit of the Company's year-end financial statements as follows: (i) audit services in connection with financial statements of acquired properties prepared in accordance with Section 3-14 of Regulation S-X at a cost not to exceed $100,000 per quarter; (ii) non-audit services in connection with equity issuances at a cost not to exceed $100,000 per quarter; and (iii) other non-audit services in an amount not to exceed $100,000 per annum. Non-audit services in excess of these limits require the approval of the Audit

Committee. All fees for audit and non-audit services were approved by the Audit Committee pursuant to its charter or pursuant to the pre-approval policy discussed above.

REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee presently consists of the following members of the Board of Trustees of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”): Ms. Thurber, Mr. Kellar, Ms. Luscombe and Mr. Spitz, all of whom meet the independence requirements for audit committee members under the listing standards of the New York Stock Exchange.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2021 with the Company's management. The Audit Committee has discussed with BDO USA, LLP, the Company's independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP, its independence.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee

Lynn C. Thurber, Chairperson

Lorrence T. Kellar

Wendy Luscombe

William T. Spitz

Note:

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes. The Board of Trustees has previously adopted an Audit Committee Charter that may be found on the Company's website at www.acadiarealty.com. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company's authorized capital consists of 200,000,000 Common Shares. As of March 8, 2022, the Company had 93,618,738 Common Shares outstanding, which shares were held by 254 record holders. In addition, as of March 8, 2022, Acadia Realty Limited Partnership had 5,247,182 outstanding common OP Units, which are generally entitled to be exchanged on a one-for-one basis for Common Shares, and 126,781 preferred OP Units.

The Company is not aware of any person or any group within the meaning of Section 13(d)(3) of the Exchange Act that is the beneficial owner of more than 5% of any class of the Company's voting securities other than as set forth in the table below. The Company does not know of any arrangements at present, the operation of which may, at a subsequent date, result in a change in control of the Company.

The following table sets forth, as of March 8, 2022, certain information concerning the holdings of each person known to the Company to be a beneficial owner of more than 5% of the Common Shares at March 8, 2022, all Common Shares beneficially owned by each Trustee, each nominee for Trustee, each Named Executive Officer named in the Summary Compensation Table appearing elsewhere herein and by all Trustees and executive officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned		Percent of Class

5% Beneficial Owners
BlackRock, Inc. (1)	17,281,725		18.46
The Vanguard Group, Inc. (2)	14,059,695		15.02
Cohen & Steers, Inc. (3)	10,851,526		11.59
T. Rowe Price Associates, Inc. (4)	6,092,196		6.51
State Street Corporation (5)	4,918,910		5.25
Trustees and Executive Officers (6)
Kenneth F. Bernstein	1,861,501	(7)	1.99
John Gottfried	60,268	(8)	*
Christopher Conlon	126,517	(9)	*
Joseph Napolitano	111,998	(10)	*
Jason Blacksberg	62,726	(11)	*
Douglas Crocker II	63,281	(12)	*
Lorrence T. Kellar	72,001	(13)	*
Wendy Luscombe	24,245	(14)	*
Kenneth A. McIntyre	414	(15)	*
William T. Spitz	51,942	(16)	*
Lynn C. Thurber	34,179	(17)	*
Lee S. Wielansky	72,342	(18)	*
C. David Zoba	37,898	(19)	*
All Executive Officers and Trustees as a Group (13 persons)	2,579,312	(20)	2.75

Notes:

* Represents less than 1%.

(1) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to BlackRock, Inc. is based solely on a Schedule 13G/A BlackRock, Inc. filed with the SEC on January 27, 2022 (the "BlackRock 13G/A").

The principal business office address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. According to the BlackRock, Inc. 13G/A, the reporting entities ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Blackrock, Inc.	16,512,731	—	17,281,725	—

(2) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to The Vanguard Group, Inc. ("The Vanguard Group") is based solely on the Schedule 13G/A The Vanguard Group filed with the SEC on February 9, 2022 (the "Vanguard 13G/A").

The principal business office address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. According to the Vanguard 13G/A, The Vanguard Group's ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
The Vanguard Group	—	157,448	13,827,953	231,742

(3) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to Cohen & Steers, Inc. ("Cohen & Steers") is based solely on a Schedule 13G/A Cohen & Steers filed with the SEC on February 10, 2022 ("Cohen & Steers 13G/A").

The principal business office address of Cohen & Steers is 280 Park Avenue, 10th Floor, New York, NY 10017. According to the Cohen & Steers 13G/A, Cohen & Steers ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Cohen & Steers, Inc.	9,789,348	—	10,851,526	—

(4) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to T. Rowe Price Associates, Inc. ("Price Associates") is based solely on a Schedule 13G/A Price Associates filed with the SEC on February 14, 2022 ("Price Associates 13G/A").

The principal business office address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202. According to the Price Associates 13G/A, Price Associates ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
T. Rowe Price Associates, Inc.	2,251,156	—	6,092,196	—

(5) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to State Street Corporation ("State Street") is based solely on a Schedule 13G/A State Street filed with the SEC on February 10, 2022 ("State Street 13G/A").

The principal business office address of State Street is One Lincoln Street, Boston, MA 02111. According to the State Street 13G/A, State Street ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
State Street Corporation.	—	4,162,499	—	4,918,910

(6)	The principal business office address of each such person is c/o Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580.
(7)

The Common Shares beneficially owned by Mr. Bernstein in his individual capacity consist of (i) 143,639 OP Units which are immediately exchangeable into a like number of Common Shares and 1,363,270 LTIP Units and (ii) 354,592 Common Shares. The amount reflected does not include 695,980 Restricted LTIP Units, none of which will vest in the next 60 days.

(8)	Represents (i) 50,468 LTIP Units and (ii) 9,800 Common Shares. The amount reflected does not include 198,379 Restricted LTIP Units, none of which will vest in the next 60 days.
(9)	Represents (i) 116,517 LTIP Units and (ii) 10,000 Common Shares.
(10)	Represents (i) 111,880 LTIP Units and (ii) 118 Common Shares. The amount reflected does not include 117,675 Restricted LTIP Units, none of which will vest in the next 60 days.
(11)	Represents (i) 62,726 LTIP Units. The amount reflected does not include 135,694 Restricted LTIP Units, none of which will vest in the next 60 days.
(12)

Represents (i) 57,838 Common Shares and (ii) 5,443 LTIP Units. The amount reflected does not include 12,170 Restricted Share Units and 296 Restricted LTIP Units, 6,419 of which will vest in the next 60 days.

(13)	Represents (i) 45,361 Common Shares and (ii) 26,640 LTIP Units. The amount reflected does not include 15,715 Restricted LTIP Units, 9,668 of which will vest in the next 60 days.
(14)

Represents 24,245 Common Shares. The amount reflected does not include 11,654 Restricted Share Units, 5,607 of which will vest in the next 60 days. Of these 24,245 Common Shares, 20,143 have been deferred.

(15)	Represents 414 Common Shares. The amount reflected does not include 828 Restricted Share Units or 4,873 Restricted LTIP Units, 2,038 of which will vest in the next 60 days.
(16)	Represents 51,942 Common Shares. The amount reflected does not include 16,527 Restricted Share Units, 10,480 of which will vest in the next 60 days.
(17)	Represents 34,179 Common Shares. The amount reflected does not include 17,069 Restricted Share Units, 11,022 of which will vest in the next 60 days.
(18)	Represents 55,611 Common Shares and (ii) 16,731 LTIP Units. The amount reflected does not include 14,361 Restricted LTIP Units, 8,314 of which will vest in the next 60 days.
(19)	Represents 3,190 Common Shares and 34,708 LTIP Units. The amount reflected does not include 15,715 Restricted LTIP Units, 9,668 of which will vest in the next 60 days.
(20)	See Notes (7) through (19).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Although the Company does not believe it is a conflict of interest or a related party transaction, the Company notes that it earned property management, construction development, legal and leasing fees from its investments in unconsolidated partnerships totaling $1,434,947 for the year ended December 31, 2021.

Review and Approval of Related Person Transactions.

The Company reviews all relationships and transactions in which the Company and the Company's Trustees and Named Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company's legal and accounting staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and Named Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, pursuant to its Charter, the Audit Committee reviews and approves all related party transactions in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The Company does not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in the best interest of the Company and its shareholders.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company's Annual Report to Shareholders is being provided to each shareholder of the Company along with this Proxy Statement. Upon written request of any record or beneficial owner of Common Shares of the Company whose proxy was solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2021. A request for a copy of such Annual Report on Form 10-K should be made in writing, addressed to Acadia Realty Trust, 411 Theodore Fremd, Suite 300, Rye, NY 10580, Attention: Corporate Secretary. Copies of the Annual Report to Shareholders and Annual Report on Form 10-K may be found on the Company's website at www.acadiarealty.com. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting or any postponement or adjournment thereof, proxies will be voted by the proxy holders in their discretion.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's Named Executive Officers, certain other officers and Trustees and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. As a practical matter, the Company assists its officers and Trustees by monitoring transactions and completing and filing Section 16 reports on their behalf.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company's 2023 proxy statement and form of proxy. In accordance with Rule 14a-8, these proposals must be received by the Company on or before November 25, 2022. All such proposals must be submitted in writing to the Corporate Secretary of the Company at the following address: Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580, Attention: Corporate Secretary.

In addition, if you desire to bring business (including Trustee nominations) before the Company's 2023 Annual Meeting, other than proposals presented under Rule 14a-8, the Company’s current Bylaws provide that you must provide written notice to the Corporate Secretary at the address noted in the preceding paragraph between October 26, 2022 and November 25, 2022; provided, however, if the date of the 2023 Annual Meeting is advanced or delayed by more than 30 days from May 5, 2023 (the anniversary of the date of the Annual Meeting), notice by a shareholder must be delivered not earlier than the 150th day prior to the 2023 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2023 Annual Meeting or the tenth day following the day on which public announcement of the date of 2023 Annual Meeting is first made. You are also advised to review the Company's current Bylaws, which contain additional requirements about advance notice of shareholder proposals and Trustee nominations.

To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of its Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected shareholder. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of the Annual Report or the Proxy Statement was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit a request in writing to Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580, Attention: Corporate Secretary. You may also call (914) 288-8100 to reqcuest a copy of the Proxy Statement and Annual Report. You may also access the Company's Annual Report and Proxy statement at www.acadiarealty.com/proxy. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

If you are a shareholder of record and would like to revoke your householding consent and receive multiple copies of the Annual Report or Proxy Statement in the future, or if you currently receive multiple copies of these documents and would like only to receive a single copy, please contact the Company at the address listed in the preceding paragraph.

A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain disclosure in this proxy statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by the use of the words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty surrounding the COVID-19 pandemic, including its impact on our tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iv) changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and their effect on our revenues, earnings and funding sources; (v) increases in our borrowing costs as a result of changes in interest rates and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (vi) our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; (vii) our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners’ financial condition; (viii) our ability to obtain the financial results expected from our development and redevelopment projects; (ix) our tenants’ ability and willingness to renew their leases with us upon expiration, our ability to re-lease our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations we may incur in connection with the replacement of an existing tenant; (x) our potential liability for environmental matters; (xi) damage to our properties from catastrophic weather and other natural events, and the physical effects of climate change; (xii) uninsured losses; (xiii) our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 pandemic; (xv) the loss of key executives; and (xvi) the accuracy of our methodologies and estimates regarding ESG metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts.

The factors described above are not exhaustive and additional factors could adversely affect our future results and financial performance, including the risk factors discussed under Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this proxy statement. Any forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in our expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

By order of the Board of Trustees,

Jason Blacksberg, Secretary

ACADIA REALTY TRUST

411 THEODORE FREMD AVENUE

SUITE 300

RYE, NY 10580

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope the Company has provided or return it to Acadia Realty Trust, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ACADIA REALTY TRUST
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES, AND "FOR" PROPOSALS 2 AND 3.

Vote On Trustees
1.	Election of Trustees		For	Against	Abstain
Nominees:
	1a.	Kenneth F. Bernstein	☐	☐	☐
	1b.	Douglas Crocker II	☐	☐	☐
	1c.	Lorrence T. Kellar	☐	☐	☐
	1d.	Wendy Luscombe	☐	☐	☐
	1e.	Kenneth A. McIntyre	☐	☐	☐
	1f.	William T. Spitz	☐	☐	☐
	1g.	Lynn C. Thurber	☐	☐	☐
	1h.	Lee S. Wielansky	☐	☐	☐
	1i.	C. David Zoba	☐	☐	☐

Vote On Proposals							For	Against	Abstain
2.	THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.						☐	☐	☐

3.

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY'S 2022 PROXY STATEMENT IN ACCORDANCE WITH COMPENSATION RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

							☐	☐	☐

4.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, Trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

ACADIA REALTY TRUST
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 5, 2022

This Proxy is Solicited on
Behalf of the Board of Trustees

The undersigned shareholder(s) of Acadia Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoint(s) Kenneth F. Bernstein and Jason Blacksberg, Esq., and each of them, as proxies, for the undersigned, each with full power of substitution, to attendthe 2022 Annual Meeting of Shareholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/AKR22 at 1:00 p.m. EDT, on May 5,2022, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revoke(s) any proxy heretofore given with respect to such meeting or any postponement or adjournment thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the Board of Trustees recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 5, 2022: This Proxy Statement and the Company's 2021 Annual Report to shareholders are available at www.acadiarealty.com/proxy

Address Changes and/or Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)